EXHIBIT 10.24

THE NEW YORK TIMES COMPANIES
SUPPLEMENTAL RETIREMENT AND
INVESTMENT PLAN

As Amended and Restated, Effective January 1, 2015

1.39	Period of Severance	15
1.40	Plan	15
1.41	Plan Administrator	16
1.42	Plan Year	16
1.43	Profit Sharing Account	16
1.44	Profit Sharing Contributions	16
1.45	Profits	16
1.46	Rollover Account	16
1.47	Roth Account	16
1.48	Roth Contributions	16
1.49	Safe Harbor Matching Contribution Account	17
1.50	Safe Harbor Matching Contributions	17
1.51	Spouse	17
1.52	Trust	17
1.53	Trustee	17
1.54	Trust Agreement	17
1.55	Valuation Date	17
1.56	Vested Percentage	17
1.57	Vesting Service	18
ARTICLE II ELIGIBILITY AND PARTICIPATION		19
2.01	Eligibility	19
2.02	Enrollment	20
2.03	Continuing Participation	20
2.04	Reemployment of Former Employees and Former Participants	20
2.05	Transferred Participants	20
2.06	Participants Subject to 3121(l) Agreements	20
2.07	Employees of IHT UK	21
ARTICLE III CONTRIBUTIONS		22
3.01	Employee Contributions	22
3.02	Employer Contributions	24
3.03	Safe Harbor Matching Contributions	24
3.04	Change in Contributions	26
3.05	Transfers from Qualified Plans	26
3.06	Limitations Affecting All Contributions	27
3.07	Maximum Annual Additions	29
3.08	Return of Contributions	33
3.09	Top Heavy Rules	34
3.10	Make-Up Contributions	38
ARTICLE IV INVESTMENT OF CONTRIBUTIONS		39
4.01	Investment Funds	39
4.02	Investment of Participants’ Accounts	39
4.03	Responsibility for Investments	39
4.04	Change of Election	40
4.05	Transfer Between Funds	40
4.06	Qualified Default Investment Alternative	40
4.07	Voting Company Stock	40

ARTICLE V VALUATION OF UNITS AND CREDITS TO ACCOUNTS		42
5.01	Units of Participation	42
5.02	Valuation of Accounts	42
5.03	Crediting the Accounts	42
5.04	Quarterly Statements	43
ARTICLE VI VESTED PERCENTAGE OF ACCOUNTS		44
6.01	Vested Accounts	44
6.02	Employer Matching Account, Employer Basic Account and Profit Sharing Account	44
6.03	Special Rules for Transferred Employees	45
6.04	Absences	45
6.05	Reemployment	45
6.06	Disposition of Forfeitures	46
ARTICLE VII WITHDRAWALS WHILE STILL EMPLOYED		47
7.01	General Procedures	47
7.02	Withdrawal of Additional After-Tax Contributions Made Before January 1, 1987	48
7.03	Withdrawal of Matched After-Tax Contributions Made Before January 1, 1987	48
7.04	Withdrawal of Additional, Matched and Early After-Tax Contributions Made On or After January 1, 1987	49
7.05	Hardship Withdrawal from Before-Tax Contributions and Roth Contributions	50
7.06	Withdrawals Upon Attainment of Age 59½	51
7.07	Distributions under Qualified Domestic Relations Orders	51
7.08	In-Service Withdrawals on account of Military Service	52
7.09	Loans	52
ARTICLE VIII DISTRIBUTION OF ACCOUNTS UPON SEVERANCE FROM EMPLOYMENT		53
8.01	Eligibility for Distribution	53
8.02	Time of Payment of Account Balance	53
8.03	Deferred Distribution	54
8.04	Optional Forms of Payment of Account Balance	54
8.05	Payment Upon Death	55
8.06	Proof of Death and Right of Beneficiary or Other Person	57
8.07	Minimum Distribution Requirements On and After January 1, 2003	57
8.08	Immediate Distribution	63
8.09	Direct Rollovers	63
8.10	Special Distribution Rules for Transferred Affiliated Participants	65
ARTICLE IX ADMINISTRATION OF PLAN		67
9.01	Appointment of ERISA Management Committee	67
9.02	Duties of Committee	67
9.03	Individual Accounts	68
9.04	Meetings	68

9.05	Action of Majority	68
9.06	Compensation	68
9.07	Establishment of Rules	68
9.08	Claims Procedure	68
9.09	Claims Review Procedure	69
9.10	Appointment of Plan Administrator	70
9.11	Prudent Conduct	71
9.12	Interpretation of Plan Provisions	71
9.13	Final Determination Rests With Committee	71
9.14	Missing Recipients	71
ARTICLE X MANAGEMENT OF FUNDS		73
10.01	Trust	73
10.02	Exclusive Benefit Rule	73
ARTICLE XI GENERAL PROVISIONS		74
11.01	Nonalienation	74
11.02	Conditions of Employment	74
11.03	Facility of Payment	74
11.04	Correction of Benefit Payment and Recoupment of Overpayments	75
11.05	Information	75
11.06	Construction	75
ARTICLE XII AMENDMENT, MERGER AND TERMINATION		76
12.01	Amendment of Plan	76
12.02	Merger or Consolidation	76
12.03	Additional Participating Employers	77
12.04	Termination of Plan	77
APPENDIX I
APPENDIX II

INTRODUCTION
Purpose of Plan
The New York Times Companies Supplemental Retirement and Investment Plan is designed to provide eligible employees with a convenient way of voluntarily saving for their future while receiving certain favorable tax treatment. The Plan is designed to supplement other benefits payable to an employee upon retirement, death, disability, or severance from employment. The Plan and the Trust are intended to be qualified under Sections 401(a), 401(k) and 501(a) of the Code and the applicable provisions of ERISA.
History of Plan
The New York Times Affiliated Companies Supplemental Retirement and Investment Plan was established effective 8/1/71. It was revised and improved over the years, with amendments effective 1/1/74, 1/1/75, 1/1/76, 1/1/82, 1/1/83, 1/1/84, 1/1/85, 11/1/85, 1/1/86, 7/1/86 (which amendment added a 401(k) element to the Plan), 1/1/87, 11/30/87 and 4/1/88.
The New York Times Company Supplemental Retirement and Investment Plan was established effective 10/1/68. It was revised and improved over the years, with amendments effective 4/1/71, 1/1/74, 1/1/75, 1/1/76, 1/1/78, 1/1/82, 1/l/83, 1/l/84, 1/1/85, 11/1/85, 1/1/86, 7/1/86 (which amendment added a 401(k) element), 1/l/87, 11/30/87 and 4/1/88.
Effective 10/1/88, The New York Times Company Supplemental Retirement and Investment Plan was merged into and consolidated with The New York Times Affiliated Companies Supplemental Retirement and Investment Plan, with this Plan as the survivor of such merger.
Thereafter, the Plan was amended to comply with the requirements of the Tax Reform Act of 1986 and to provide that the ERISA Management Committee is authorized to establish the maximum annual limits on before-tax and after-tax contributions.
Thereafter, the Plan was amended to add bonuses in lieu of salary increases to the definition of Earnings (effective January 1, 1990).

Thereafter, the Plan was amended to change its procedures for applying for hardship withdrawals and determining eligibility therefore (effective January 1, 1991).
Thereafter, the Plan was amended to provide for an additional method of distribution and benefits to retiring Employees (effective June 1, 1991) and to provide for dates from which credit is given for eligibility, vesting and benefit accrual purposes to certain former union members employed by Gadsden.
Thereafter, the Plan was amended to increase additional contributions (effective January 1, 1992).
Thereafter, the Plan was amended to comply with final Treasury regulations with respect to Sections 401(k) and (m) of the Code (effective January 1, 1992).
Thereafter, the Plan was amended to provide for the availability of immediate distributions on account of Qualified Domestic Relations Orders (effective January 1, 1993) and to provide for dates from which credit should be given for eligibility, vesting and benefit accrual purposes for certain former union members employed by The Santa Barbara News-Press and for eligible employees of City and Suburban Delivery Services.
Thereafter, the Plan was amended to permit monthly changes in employee contributions, transfers from other qualified plans, daily changes of investment options and transfers between Plan funds, to provide daily valuation of accounts, to amend the vesting schedule of the Plan, to permit loans and to provide additional investment funds (effective April 4, 1994).
Thereafter, the Plan was restated in its entirety generally, effective January 1, 1997, to comply with various changes in the tax laws, including the Uniformed Services Employment and Reemployment Rights Act of 1994, the Retirement Protection Act of 1994 (as included in legislation implementing the General Agreement on Tariffs and Trade), the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the Internal Revenue Service Restructuring and Reform Act of 1998 and the Community Renewal Tax Relief Act of 2000.

At that time, the Plan was also amended, effective January 1, 2000, to implement the merger of the Savings Retirement Plan For Employees of WHO-TV and KFOR-TV (the “KFOR Plan”); effective January 7, 2000, to implement the merger of the Tax-Deferred Investment Plan of The Chronicle Publishing Company with respect to certain employees of the Worcester Telegram & Gazette (the “Chronicle Plan”); effective April 1, 2000, to implement the merger of the Boston Globe Flexible Investment Retirement Savings Trust (the “FIRST Plan”), the International Media Concepts, Inc. 401(k) Plan (the “IMC Plan”), and the Affiliated Companies Profit Sharing Plan (“Affiliated Companies Plan”) into this Plan; as well as to provide Participants with the ability to take a distribution upon attainment of age 59½. The Plan was also amended, effective July 1, 2000, to implement the merger of the Mechanical Union Savings Trust 401(k) Plan (“MUST Plan”) with respect to Foremen.
Thereafter, effective February 1, 2001, the Plan was further amended to permit matching contributions with respect to basic contributions for employees who are regularly scheduled to work 27 hours per week.
The Plan was amended and restated in its entirety generally, effective January 1, 2009 to incorporate all amendments since the 1997 restatement and to comply with various changes in the tax laws including the Economic Growth and Tax Relief Reconciliation Act of 2001 (with technical corrections made by the Job Creation and Worker Assistance Act of 2002 (“EGTRRA”), the Pension Protection Act of 2006, and the Worker, Retiree, and Employer Recovery Act of 2008, as well as the final regulations issued by the Department of the Treasury under Sections 401(k), 401(m), and 415 of the Internal Revenue Code of 1986, as amended.
The 2009 Restatement also amended the Plan effective January 1, 2009 to (i) to designate the Plan as a stock bonus plan so that a portion of the match can be made in Company stock; (ii) to designate the Plan as a safe harbor plan for purposes of satisfying the non-discrimination rules under Sections 401(k) and 401(m); (iii) to provide that the safe harbor match will be made 60% in cash and 40% in Company stock; (iv) to provide for Roth 401(k) contributions; and (v) to provide a three percent (3%) Employer Basic Contribution for eligible Employees hired on or after January 1, 2009.

The Plan was hereby amended and restated effective January 1, 2011 to incorporate Amendments 1-8 adopted subsequent to the 2009 Restatement.
The Plan is hereby amended and restated effective January 1, 2015 to incorporate Amendments 1-7 adopted subsequent to the 2011 Restatement which included provisions (i) to clarify that Safe Harbor Matching Contributions are calculated on a pay period basis; (ii) to allow former Employees who have an Account Balance under the Plan to rollover lump sum distributions from the New York Times Companies Pension Plan into the Plan; (iii) to replace the stock match with a cash match, to increase the Safe Harbor Matching Contribution to 100% of the first 6% of Earnings contributed by the Participant as Before-Tax Contributions, After-Tax Contributions, Catch-up Contributions, and/or Roth Contributions, to change the definition of Earnings, to eliminate the 3% Employer Basic Contribution and to add a discretionary Profit Sharing Contribution; (iv) to comply with the changes requested by the Internal Revenue Service in connection with the Economic Growth and Tax Relief Reconciliation Act of 2001 favorable determination letter request filed with the IRS on January 31, 2011; (v) to amend the Plan to add a definition of “Spouse” to reflect the state of celebration rule; and (vi) to exclude from the definition of “Earnings” certain income paid off-cycle; and (vii) to clarify the delegation of authority with regard to approval of discretionary Profit Sharing Contributions, and the amendment, merger and termination of the Plan. The Plan is being further amended to incorporate those changes required as part of the 2014 Cumulative List.
Benefits for any Participant, or beneficiaries of such Participant, who retired, died, or terminated employment at any time prior to January 1, 2015, will be determined under the provisions of the Plan as in effect on the date of the Participant’s retirement, death, or termination, unless additional benefits are specifically provided by a subsequent amendment to the Plan.

ARTICLE I
DEFINITIONS
1.01    “Accounts” or “Account Balance”     means the combined value of a Participant’s Before-Tax Account, After-Tax Account, Employer Matching Account, Rollover Account, Roth Account, Safe Harbor Matching Contribution Account, Employer Basic Account and Profit Sharing Account.
1.02    “Actual Contribution Percentage” means, with respect to a specified group of Employees, the average of the ratios, calculated separately for each such Employee in that group, of (a) the amount of After-Tax Contributions made for a Plan Year to (b) the Employee’s Compensation for that Plan Year. If an Employee participates in another plan maintained by the Company or an Affiliate which includes after-tax employee contributions and which the Company combines with the Plan to meet the requirements of Section 410(b) of the Code, the After-Tax Contributions shall be deemed to include such other contributions.
1.03    “Affiliate” means any company which is a member of a controlled group of corporations (determined under Section 1563(a)(4) and 1563(e)(3)(C) of the Code), which also includes as a member the Company or any other Employer participating in the Plan as provided in Section 12.03(a) of the Plan. Affiliate also means a trade or business under common control, within the meaning of Section 414(c) of the Code, with an Employer; any organization, whether or not incorporated, which is a member of an affiliated service group, within the meaning of Section 414(m) of the Code, which includes an Employer; and any other entity required to be aggregated with an Employer pursuant to regulations issued under Section 414(o) of the Code.
1.04    “After-Tax Account” means the account to which are credited any After-Tax Contributions made by a Participant pursuant to Section 3.01(b) of the Plan and any earnings and losses on such contributions, including any Matched After-Tax Contributions and Additional After-Tax Contributions credited prior to January 1, 2009.
1.05    “After-Tax Contributions” means the amount by which a Participant’s Earnings are reduced on an after-tax basis pursuant to Section 3.01(b) of the Plan.

1.06    “Before-Tax Account” means the account to which are credited any Before-Tax Contributions, including Catch-up Contributions made on a Before-Tax Contribution basis, made on behalf of a Participant pursuant to Section 3.01(a) of the Plan and any earnings and losses on such contributions, including any Early Before-Tax Contributions, Basic Before-Tax Contributions and Additional Before-Tax Contributions credited prior to January 1, 2009.
1.07    “Before-Tax Contributions” means the amount by which a Participant’s Earnings are reduced on a pre-tax basis pursuant to Section 3.01(a) of the Plan.
1.08    “Beneficiary” means any person, persons or entity named by an Employee to receive benefits payable in the event of the death of the Employee. If no such designation is in effect at the time of the Employee’s death, the Beneficiary shall be the Employee’s surviving Spouse, if any; otherwise, the Beneficiary shall be the estate of the Employee. In the absence of an effective Beneficiary designation, or if the designated Beneficiary shall have died prior to the death of the Participant, Beneficiary shall mean the first of the following classes of successive preference beneficiaries then surviving: the Participant’s (a) widow or widower, (b) children, including adopted children, (c) parents, (d) brothers and sisters, or (e) executor or administrator. Where there is more than one person in class (b), (c) or (d) and such class is entitled to receive death benefits, such benefits shall be divided into equal shares and each person in such class shall receive a share. In the case of a married Participant who dies after August 22, 1984, except to the extent otherwise required by a Qualified Domestic Relations Order under Section 414(p) of the Code, any Beneficiary designation naming as primary Beneficiary a person other than the Participant’s current Spouse shall not be given effect unless: (i) the Participant’s Spouse consents in writing to the Beneficiary designation, and such written consent acknowledges the effect of such designation and is witnessed by either a notary public or authorized representative of the Plan Administrator, if satisfactory to the Plan Administrator; or (ii) it is established, to the Plan Administrator’s satisfaction, that the Participant has no current Spouse or that such Spouse cannot be located or that the written consent required under Section 417(a)(2) of the Code cannot be obtained because of such other circumstances as the Internal Revenue Service may set forth in regulations.

1.09    “Break in Service” for purposes of determining Eligibility Service means any Plan Year during which an Employee has not completed more than 500 Hours of Service. A Break in Service shall be deemed to have occurred at the end of the Plan Year.
A Break in Service for purposes of determining Vesting Service means a Period of Severance of at least 12 consecutive months. In the case of an Employee who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a Period of Severance for purposes of determining Vesting Service. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (a) by reason of the pregnancy of the individual, (b) by reason of the birth of a child of the individual, (c) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.
1.10    “Board” means the Board of Directors of the Company, as constituted from time to time.
1.11    “Catch-Up Contributions” means the contributions described in Section 3.01(d), whether such contributions are made on a Before-Tax Contribution basis or a Roth Contribution basis.
1.12    “Code” means the Internal Revenue Code of 1986, as amended from time to time.
1.13    “Committee” or “ERISA Management Committee” means the committee appointed pursuant to Section 9.01 of the Plan to manage and control the Plan.
1.14    “Company” means The New York Times Company, a New York corporation.
1.15    “Company Stock” means the Class A common stock issued by the Company.
1.16    “Compensation” means the total compensation paid by an Employer to an Employee during the Plan Year that is required to be reported as wages for Form W-2 purposes, reduced by

(a)
contributions made by the Employer to a plan of deferred compensation to the extent that the contributions are not includible in the gross income of the Employee for the taxable year in which contributed. Additionally, any distributions from a plan of deferred compensation are not considered as compensation regardless of whether such amounts are includible in the gross income of the Employee when distributed; and

(b)	other amounts which receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee), and increased by Before-Tax Contributions, elective contributions under any other Section 401(k) arrangement sponsored by the Company, and any amounts subject to Sections 125 and Section 132(f)(4) of the Code that are paid by an Employer on behalf of such Employee for such Plan Year.
Notwithstanding the foregoing, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA 1993 annual compensation limit. The OBRA 1993 annual compensation limit is $150,000, as adjusted by the Commissioner for cost-of-living adjustments in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (“determination period”) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA 1993 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.
Compensation of each Employee taken into account in determining contribution amounts in any Plan Year beginning after January 1, 2002, shall not exceed $200,000, ($265,000 for 2015) as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. Compensation means earnings during the Plan Year or such other consecutive 12-month period over which earnings is otherwise determined under the Plan (the “determination period”). The cost-of-living adjustment in effect for a calendar year applies to Annual Earnings for the determination period that begins with or within such calendar year.
Compensation shall include payments to an individual who, for a period of more than thirty (30) days, does not currently perform services for the Employer by reason of qualified military service (as that term is used in Section 414(u)(l) of the Code) to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.
1.17    “Compensation Committee” means the Compensation Committee of the Board, as such committee may be constituted from time to time, or any successor committee to such committee.
1.18    “Disability” means a disability on account of which the Employee is receiving benefits under an Employer long-term disability plan.
1.19    “Earnings” means an Employee’s regular salary or wage that is payable to the Employee, determined prior to any reduction on a before-tax basis pursuant to Section 3.01 of the Plan, for services rendered to the Employer while the Employee is a Participant. Earnings include vacation pay, sick pay other than amounts paid under a Company long term disability plan, salesmen’s regular bonuses and commissions, and bonuses in lieu of salary increases, but excludes all other bonuses and commissions, all overtime pay and all other forms of compensation.
Notwithstanding the foregoing, for purposes of determining the amount of the Employer Basic Contribution, “Earnings” shall mean an Employee’s regular cash compensation received in any Plan Year from an Employer, including base salary and any bonuses and sales commissions but excluding overtime pay, any other additional compensation, or any contributions to this or any other pension, profit-sharing, stock bonus or other plan of compensation. Notwithstanding the foregoing, “Earnings” shall also include amounts which the Employer contributes to a plan on behalf of an Employee pursuant to a salary reduction agreement and which are not includible in the Employee’s gross income under Section 125, 402(e)(3), 402(h) and 403(b) of the Code.
Notwithstanding the preceding paragraphs, effective January 1, 2014, “Earnings” means the sum of the wages, tips, and other compensation from the Employer subject to federal income tax withholding (as described in Section 6051 of the Code) and amounts which the Employer contributes to a plan on behalf of an Employee pursuant to a salary reduction agreement which are not includible in the Employee’s gross income under Section 125, 132(f)(4), 402(g)(3), 403(b), or 457(b) of the Code but are required to be reported by the Employer on Form W-2 under Sections 6041 and 6051 of the Code. Effective January 1, 2015, “Earnings” shall exclude (i) amounts attributable to when restricted stock either becomes freely transferable or is no longer subject to a substantial risk of forfeiture, (ii) expense allowances under a nonaccountable plan and amounts paid or reimbursed by the Company for moving expenses incurred, but only to the extent that at the time of the payment is reasonable to believe that these amounts are not deductible by the Employee under Section 217 of the Code, and (iii) housing, school, car and living allowance paid to Participants on overseas assignment. Earnings also excludes any payment of Compensation after severance from employment that would not be treated as 415 Compensation under Section 3.07(d)(i) of the Plan.
The annual Earnings of each Employee taken into account under the Plan shall not exceed the OBRA 1993 annual compensation limit. The OBRA 1993 annual compensation limit is $150,000, as adjusted by the Commissioner for cost-of-living adjustments in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Earnings are determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA 1993 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.
The Annual Earnings of each Employee taken into account in determining contribution amounts in any Plan Year beginning after January 1, 2002, shall not exceed $200,000, ($265,000 in 2015) as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. Annual Earnings means earnings during the Plan Year or such other consecutive 12-month period over which earnings is otherwise determined under the Plan (the “determination period”). The cost-of-living adjustment in effect for a calendar year applies to Annual Earnings for the determination period that begins with or within such calendar year.

Earnings shall not include payments to an individual who, for a period of more than thirty (30) days, does not currently perform services for the Employer by reason of qualified military service (as that term is used in Section 414(u)(l) of the Code) to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.
1.20    “Effective Date” means October 1, 1968 for the Company; and for an Affiliate, it means the date on which such Affiliate is approved to participate in the Plan as an Employer on behalf of its employees. The Effective Date of this Restatement is January 1, 2015.
1.21    “Eligibility Service” means service recognized for purposes of determining eligibility for membership in the Plan. An Employee shall be credited with one year of Eligibility Service for the 12-month period beginning on the date such Participant first completes an Hour of Service under Section 1.32(a) of the Plan, provided such Participant completes at least 1,000 Hours of Service during that period. If the Employee does not complete at least 1,000 Hours of Service during the first 12-month-period of employment with an Employer or an Affiliate, such Participant shall be credited with one year of Eligibility Service upon completion of at least 1,000 Hours of Service in any Plan Year beginning after the date on which such Participant is first credited with an Hour of Service under Section 1.32(a) of the Plan.
1.22    “Employee” means a person employed by an Employer who receives stated compensation other than a pension, severance pay, retainer or fee under contract and who is not included in a unit of employees covered by a collective bargaining agreement between the Employer and employee representatives unless the applicable collective bargaining agreement provides otherwise. However, this excludes any person who is eligible for or, upon the completion of any age and service requirement, will become eligible to participate in any other pension plan to which any Employer or Affiliate contributes except The New York Times Companies Pension Plan or any public retirement program. Any person who is a citizen or resident of the U.S. who is employed by the International Herald Tribune, S.A.S. shall be treated as an Employee for purposes of this Plan. Any person who is a citizen or resident of the U.S. who is employed by the International Herald Tribune LTD (U.K.) (“IHT U.K.”) shall be treated as an Employee for purposes of this Plan. Notwithstanding anything in this Section 1.22 to the contrary, in the event an individual is denied eligibility under the Plan because the individual is not shown as an Employee on the payroll of the Company or an Affiliate, any treatment or classification of such individual as an Employee on the payroll of the Company or an Affiliate shall not be effective for purposes of this Plan (notwithstanding any retroactive treatment or classification of such individual as an Employee on the payroll of the Company or an Affiliate for any other purpose under the Code or ERISA), and such individual shall be an ineligible Employee.
1.23    “Employer” means the Company or any successor by merger, purchase or otherwise, with respect to its employees; an Affiliate of the Company that elects, with the permission of the Company, to participate in the Plan; any successor by merger, purchase or otherwise to such Affiliate; or any other company participating in the Plan, as provided in Section 12.03 of the Plan, with respect to their respective employees.
1.24    “Employer Basic Account” means the Account to which is credited the Employer Basic Contributions made on a Participant’s behalf attributable to Plan Years beginning from January 1, 2009 through December 31, 2013 and any earnings or losses on those contributions.
1.25    “Employer Basic Contributions” means the contributions made by an Employer on behalf of a Participant attributable to Plan Years from January 1, 2009 through December 31, 2013.
1.26    “Employer Matching Account” means the Account to which is credited the Employer Matching Contributions made on a Participant’s behalf attributable to Plan Years beginning prior to January 1, 2009 and any earnings or losses on those contributions.
1.27    “Employer Matching Contributions” means the contributions made by an Employer on behalf of a Participant attributable to Plan Years beginning prior to January 1, 2009.
1.28    “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.29    “Finance Committee” means the Finance Committee of the Board, as such committee may be constituted from time to time, or any successor committee to such committee.
1.30    “Fund” or “Investment Fund” means the separate funds in which contributions to the Plan are invested in accordance with Article IV of the Plan.
1.31    “Highly Compensated Employee” means an Employee who:

(a)	at any time during the Plan Year or the preceding year was a more than 5% owner of the Employer (applying the constructive ownership rules of Section 318 of the Code); or

(b)	for the preceding year had Compensation in excess of $115,000 (as adjusted by the Commissioner of Internal Revenue for the relevant year) and was not in the top-paid group.
However, in determining who is a Highly Compensated Employee (other than as a 5-percent owner), the Employer makes a calendar-year data election. The effect of this election is that the look-back year is the calendar year beginning with or within the look-back year.
In determining whether an Employee is a Highly Compensated Employee for years beginning in 1997, the above definition shall be treated as having been in effect for years beginning in 1996. The term “Highly Compensated Employee” also includes any former Employee who separated from service (or has a deemed severance from employment, as determined under Treasury regulations) prior to the Plan Year, performs no service for the Employer during the Plan Year, and was a Highly Compensated Employee for either the separation year or any Plan Year ending on or after his or her 55th birthday. If the former Employee’s severance from employment occurred prior to January 1, 1987, such former Employee is a Highly Compensated Employee only if he or she satisfied clause (a) of this Section or received Compensation in excess of $50,000 during: (1) the year of severance from employment (or the prior year); or (2) any year ending after his or her 54th birthday.
1.32    “Hour of Service” means, with respect to any applicable computation period,

(a)	each hour for which the Employee is paid or entitled to payment for the performance of duties for the Employer or an Affiliate,

(b)	each hour for which the Employee is paid or entitled to payment by the Employer or an Affiliate on account of a period during which no duties are performed, whether or not the employment relationship has terminated, due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, but not more than 501 hours for any single continuous period, and

(c)	each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or an Affiliate, excluding any hour credited under (a) or (b).
No hours shall be credited on account of any period during which the Employee performs no duties and receives payment solely for the purpose of reimbursement for medical or medically-related expenses incurred by the Employee or for the purpose of complying with unemployment compensation, worker’s compensation or disability insurance laws. The Hours of Service credited shall be determined as required by Title 29 of the Code of Federal Regulations, Sections 2530.200b-2(b) and (c).
For purposes of Eligibility Service, the “computation period” shall be the period referred to in Section 1.21 of the Plan, and for purposes of Vesting Service, the “computation period” shall be the Plan Year.
1.33    “Leased Employee” means an individual (who otherwise is not an Employee of the Employer) who, pursuant to a leasing agreement between the Employer and any other person, has performed services for the Employer (or for the Employer and any persons related to the Employer within the meaning of Section 414(n)(6) of the Code) on a substantially full time basis for at least one year, and such services are performed under the primary direction or control of the Employer.
The Plan does not treat a Leased Employee as an Employee if the leasing organization covers the employee in a safe harbor plan and, prior to application of this safe harbor plan exception, 20% or less of the Employer’s Employees (other than Highly Compensated Employees) are Leased Employees. A safe harbor plan is a money purchase pension plan providing immediate participation, full and immediate vesting, and a nonintegrated contribution formula equal to at least 10% of the employee’s compensation without regard to employment by the leasing organization on a specified date. The safe harbor plan must determine the 10% contribution on the basis of compensation as defined in Section 415(c)(3) of the Code, including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee’s gross income under Sections 125, 402(e)(3), 402(h)(1)(B), or 403(b) of the Code.
Leased Employees who are treated as Employees of the Employer shall not be eligible to participate in the Plan.
1.34    “Limitation Year” means, for purposes of Section 415 of the Code, the calendar year.
1.35    “Non-Highly Compensated Employee” means any Employee or former Employee who is not a Highly Compensated Employee.
1.36    “Participant” means any eligible Employee included in the membership of the Plan as provided in Article II.
1.37    “Period of Service” means the period beginning with the date of an Employee’s commencement of employment (or re-employment) with an Employer or an Affiliate and ending on the date a Period of Severance begins.
1.38    “Pension Investment Committee” means a committee appointed by the Finance Committee, which shall report to the Finance Committee from time to time but no less than twice a year, or any successor committee to such committee.
1.39    “Period of Severance” means a continuous period of time during which an Employee is not employed by an Employer or an Affiliate. Such period begins on the date the Employee quits, retires or is discharged or, if earlier, the 12-month anniversary of the date on which the Employee was otherwise first absent from service.
1.40    “Plan” means The New York Times Companies Supplemental Retirement and Investment Plan, as amended from time to time.
1.41    “Plan Administrator” means an individual(s) appointed to act as such by the Committee pursuant to Section 9.10 of the Plan.
1.42    “Plan Year” means the period commencing on January 1st and ending on each December 31st thereafter.

1.43    “Profit Sharing Account” means, effective as of January 1, 2014, the Account to which is credited the discretionary Profit Sharing Contributions made on a Participant’s behalf pursuant to Section 3.02 of the Plan and any earnings or losses on those contributions.
1.44    “Profit Sharing Contributions” means, effective as of January 1, 2014, the discretionary contributions made by an Employer on behalf of a Participant pursuant to Section 3.02 of the Plan.
1.45    “Profits” means both accumulated prior years’ earnings and profits and current net taxable income of the Employers before deduction of Federal, state and local income taxes and before any contributions made by Employers to this or any other employee benefit plan maintained by any Employer, as determined by the Company’s independent public accountants in accordance with generally accepted accounting principles.
1.46    “Rollover Account” means the account to which is credited any amounts transferred from other qualified plans into this Plan pursuant to Section 3.05 of the Plan.
1.47    “Roth Account” means the account to which are credited any Roth Contributions and Roth Catch-up Contributions made on behalf of a Participant pursuant to Sections 3.01(c) and 3.01(d) of the Plan and any earnings and losses on such contributions.
1.48    “Roth Contributions” means contributions that are designated irrevocably by the Participant at the time of the cash or deferred election as a Roth Contribution. Roth Contributions are made in lieu of all or a portion of the Before-Tax Contributions and/or Before-Tax Catch-Up Contributions the Participant is otherwise eligible to make under the Plan. Roth Contributions are treated by the Employer as includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made the election. Notwithstanding anything to the contrary herein, all Roth Contributions shall be treated as elective deferrals for all purposes under this Plan.
1.49    “Safe Harbor Matching Contribution Account” means the account to which are credited any Safe Harbor Matching Contributions made by the Employer after January 1, 2009 pursuant to Section 3.03 of the Plan and any earnings and losses on such contributions.

1.50    “Safe Harbor Matching Contributions” means the Safe Harbor Matching Contributions made by the Employer after January 1, 2009 with respect to a Participant’s After-Tax Contributions, Before-Tax Contributions, Catch-Up Contributions and/or Roth Contributions.
1.51    “Spouse” means, effective as of June 26, 2013, a person who is recognized as the lawful husband or lawful wife of the Participant, including a person of the same sex as the Participant, to whom the Participant is legally married under any state law, foreign or domestic, which authorized the marriage, and who is a person whose consent is required pursuant to Section 417(a)(2)(A)(i) of the Code for purposes of an election under Section 417(a)(1)(A)(i) of the Code.
1.52    “Trust” means the trust or trusts forming part of this Plan and maintained pursuant to one or more written Trust Agreements.
1.53    “Trustee” means Vanguard Fiduciary Trust Company or any successor or other trustee acting as such at any time under a Trust Agreement.
1.54    “Trust Agreement” means the agreement or agreements of trust between the Company and Vanguard Fiduciary Trust Company or any successor or other trustee of the Trust.
1.55    “Valuation Date” means the end of each day the New York Stock Exchange is open for business.
1.56    “Vested Percentage” means the percentage of the Accounts in which the Participant has a nonforfeitable interest, determined under Article VI.
1.57    “Vesting Service” means service recognized for purposes of determining an Employee’s Vested Percentage in such Employee’s Employer Matching Account, Employer Basic Account and Profit Sharing Account. An Employee shall receive credit for the aggregate of all time period(s) commencing with the Employee’s first day of employment or re-employment and ending on the date a Period of Severance begins and shall be credited with a number of Years of Vesting Service equal to the number of whole years of the

Employee’s Period of Service, whether or not such Periods of Service were completed consecutively. A whole Year of Vesting Service means 12 months of service (a month of service means 30 days). The first day of employment or re-employment is the first day the Employee performs an Hour of Service.

ARTICLE II
ELIGIBILITY AND PARTICIPATION

2.01    Eligibility.

(a)	Each Employee who, on December 31, 2010, was a Participant in the Plan shall continue to be a Participant in this Plan as of January 1, 2015.

(b)	Any Employee scheduled to work at least 27 hours per week when his or her employment commences may participate in the Plan in accordance with Section 2.02 of the Plan.
With respect to After-Tax Contributions, Before-Tax Contributions, Catch-up Contributions, Roth Contributions and Safe Harbor Matching Contributions, the Employee may immediately participate in the Plan in accordance with Section 2.02 of the Plan.

(c)
With respect to the Employer Basic Contribution, only Employees who are newly hired on or after January 1, 2009 or are rehired after December 31, 2008 shall be eligible to receive the Employer Basic Contribution. Such Employees must complete one year of Eligibility Service to become a Participant in accordance with Section 2.02 of the Plan. Following completion of one year of Eligibility Service, such Employee shall become a Participant in the Plan as of the first day of the month coincident with or next following his or her completion of one year of Eligibility Service. Notwithstanding the foregoing, effective for Plan Years beginning on or after January 1, 2014, no Employees will receive the Employer Basic Contributions.

(d)
With respect to the Profit Sharing Contribution, only Employees who have completed one year of Eligibility Service shall be eligible to receive the discretionary Profit Sharing Contribution for Plan Years commencing after December 31, 2013. For purposes of the Profit Sharing Contribution, following completion of one year of Eligibility Service, an Employee shall become a Participant in the Plan as of the first day of the month coincident with or next following his or her completion of one year of Eligibility Service.

(e)
Any Employee who is scheduled to work less than 27 hours per week when his or her employment commences, must complete one year of Eligibility Service to become a Participant in accordance with Section 2.02 of the Plan; provided, however, that such Employee may become a Participant before completing one year of Eligibility Service for the limited purpose of making and investing a Rollover Contribution. Following completion of one year of Eligibility Service, such Employee shall become a Participant in the Plan as of the first day of the month coincident with or next following his or her completion of one year of Eligibility Service. At such time, the Employee may commence making After-Tax Contributions, Before-Tax Contributions and Catch-up Contributions, and will receive Safe Harbor Matching Contributions and Profit Sharing Contributions, if applicable.
2.02    Enrollment. An Employee eligible to participate in the Plan in accordance with Section 2.01 of the Plan must enroll in the Plan in order to commence making After-Tax Contributions, Before-Tax Contributions, Catch-up Contributions and Roth Contributions in accordance with the procedures established by the Plan Administrator.
2.03    Continuing Participation. A Participant whose employment terminates for any reason shall continue to be a Participant until the entire Vested Percentage of his or her Accounts is paid to such Participant or such Participant’s Beneficiary.
2.04    Reemployment of Former Employees and Former Participants. A Participant whose employment terminates shall re-enter the Plan as a Participant on the date of re-employment. An Employee who has satisfied the eligibility condition(s) of Section 2.01 of the Plan, but who terminates employment prior to becoming a Participant, shall become a Participant in the Plan on the date of re-employment.
2.05    Transferred Participants. A Participant who remains in the employ of an Employer or an Affiliate designated pursuant to Section 12.03 of the Plan but who ceases to be an Employee as defined in Section 1.22 of the Plan shall continue to be a Participant of the Plan but shall not be a Participant who is eligible to make contributions or to have contributions made on his or her behalf or receive allocations of Safe Harbor Matching Contributions, Employer Basic Contributions and Profit Sharing Contributions for as long as his or her employment status is other than that of an Employee. Any Earnings of such a Participant while he has an employment status other than that of an Employee shall be disregarded for all Plan purposes, to the extent permitted by law.
2.06    Participants Subject to 3121(l) Agreements. A Participant who is a citizen or resident of the U.S. who is employed by the International Herald Tribune, S.A.S shall be permitted to have contributions made on his or her behalf or receive allocations of Safe Harbor Matching Contributions, Employer Basic Contributions and Profit Sharing Contributions only during the period to which such Section 3121(l) Agreement applies. During the period to which such Section 3121(l) Agreement applies, contributions under a funded plan of deferred compensation shall not be provided by any other person with respect to the remuneration paid to such Participant by International Herald Tribune, S.A.S. At the conclusion of the period to which such Section 3121(l) Agreement applies, the affected Participant shall continue to earn Vesting Service but shall not have any additional contributions made on his or her behalf or receive further allocations of contributions. The Participant shall not be entitled to a distribution of his or her Account until his or her employment with the Company and/or its Affiliate terminates.
2.07    Employees of IHT UK. A Participant who is a citizen or resident of the U.S. who is employed by the IHT UK shall be permitted to have contributions made on his or her behalf or receive allocations of Safe Harbor Matching Contributions, Employer Basic Contributions and Profit Sharing Contributions during the period which the Participant is employed by IHT UK. The Participant shall not be entitled to a distribution of his or her Account until his or her employment with the Company and/or its Affiliates terminates.

ARTICLE III
CONTRIBUTIONS
3.01    Employee Contributions. A Participant, subject to the limitations in Sections 3.06 and 3.07 of the Plan, may, in accordance with procedures established by the Plan Administrator, elect to have his or her subsequent Earnings reduced, starting as of the beginning of the first payroll period of a month which next follows by at least ten (10) days from the date of the Participant’s election. The reduction in Earnings shall be in an amount equal to not less than 1%, but not more than 75%, in multiples of 1%, of the Participant’s Earnings, as elected by the Participant. Before-Tax Contributions, After-Tax Contributions, Catch-Up Contributions and Roth Contributions shall be paid to the Trustee as soon as is administratively feasible but within the period required by applicable law and shall be allocated to the Plan by the Employer as Before-Tax Contributions, After-Tax Contributions, Catch-Up Contributions, and Roth Contributions in a manner to be determined by the Plan Administrator and as designated by the Participant.

(a)
Before-Tax Contributions. A Participant may elect to reduce his or her Earnings on a before-tax basis by an amount not less than 1% and no more than 75%, in multiples of 1%. Before-Tax Contributions shall be made through payroll deductions in a manner to be determined by the Plan Administrator. If a Participant is eligible to make Catch-Up Contributions as described in subsection (d), and contributes the maximum Before –Tax Contribution amount permitted under Section 402(g) for the calendar year, the Participant’s Before-Tax election shall automatically continue until the Participant has contributed the maximum Catch-up Contribution amount under Section 414(v) of the Code for the calendar year.

(b)
After-Tax Contributions. If the Before-Tax Contributions made on the Participant’s behalf under Section 3.01(a) of the Plan are in an amount less than 75% of the Participant’s Earnings, the Participant may elect to make After-Tax Contributions to the Plan in an amount not less than 1% and not more than 75% of his or her Earnings, in multiples of 1%. However, the combined amount of After-Tax Contributions and Before-Tax Contributions on behalf of that Participant shall not exceed 75% of the Participant’s Earnings. After-Tax Contributions shall be made through payroll deductions in a manner to be determined by the Plan Administrator.

If a Participant has elected to make Before-Tax Contributions and contributes the maximum Before –Tax Contribution amount permitted under Section

402(g) for the calendar year, the Participant’s Before-Tax Contribution election shall automatically be converted to an election to continue contributing at the same rate on an After-Tax Contribution basis unless the Participant chooses no auto-conversion. Notwithstanding the foregoing, if a Participant is eligible to make Catch-Up Contributions as described in subsection (d), and contributes the maximum Before –Tax Contribution amount permitted under Section 402(g) for the calendar year, the Participant’s Before-Tax election shall automatically continue until the Participant has contributed the maximum Catch-up Contribution amount under Section 414(v) of the Code for the calendar year, at which time the Participant’s Before-Tax Election shall be converted to an election to continue contributing at the same rate on an After-Tax Contribution basis unless the Participant chooses no auto-conversion.

(c)
Roth Contributions. If the Before-Tax Contributions and After-Tax Contributions made on the Participant’s behalf under Sections 3.01(a) and (b) of the Plan are in an amount less than 75% of the Participant’s Earnings, the Participant may elect to make Roth Contributions to the Plan in an amount not less than 1% and not more than 75% of his or her Earnings, in multiples of 1%. However, the combined amount of Roth Contributions, After-Tax Contributions and Before-Tax Contributions on behalf of that Participant shall not exceed 75% of the Participant’s Earnings. Roth Contributions shall be made through payroll deductions in a manner to be determined by the Plan Administrator.

If a Participant has elected to make Roth Contributions and contributes the maximum Roth Contribution amount permitted under Section 402(g) for the calendar year, the Participant’s Roth Contribution election shall automatically be converted to an election to continue contributing at the same rate on an After-Tax Contribution basis unless the Participant chooses no auto-conversion. Notwithstanding the foregoing, if a Participant is eligible to make Catch-Up Contributions as described in subsection (d), and contributes the maximum Roth Contribution amount permitted under Section 402(g) for the calendar year, the Participant’s Roth election shall automatically continue until the Participant has contributed the maximum Catch-up Contribution amount under Section 414(v) of the Code for the calendar year, at which time the Participant’s Roth Contribution election shall be converted to an election to continue contributing at the same rate on an After-Tax Contribution basis unless the Participant chooses no auto-conversion.

(d)
Notwithstanding the foregoing, all Employees who are eligible to make Before-Tax Contributions and Roth Contributions under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make Catch-Up Contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of making of Catch-Up Contributions.
3.02    Employer Contributions.

(a)
Employer Basic Contributions. An Employer shall within the time permitted by Section 404(a)(6) of the Code, contribute an Employer Basic Contribution equal to three (3) percent of each eligible Participant’s Earnings for those Participants who have satisfied the eligibility requirements of Section 2.01(c). Such amounts shall be allocated to the Employer Basic Account of each Participant who is employed by the Employer on the last day of the Plan Year; provided, however, that any Participant who terminates employment prior to the last day of the Plan Year on account of death, disability or retirement, shall be entitled to the Employer Basic Contribution. Notwithstanding the foregoing, effective for Plan Years beginning on or after January 1, 2014, Employer Basic Contributions will no longer be made.

(b)
Profit Sharing Contributions. Upon approval by the Compensation Committee, an Employer shall within the time permitted by Section 404(a)(6) of the Code, contribute a discretionary Profit Sharing Contribution for each eligible Participant’s Earnings (taking into account only such Earnings as are paid after the date the Employee becomes a Participant) for those Participants who have satisfied the eligibility requirements of Section 2.01(d). Such amounts shall be allocated to the Profit Sharing Account of each Participant who is employed by the Employer on the last day of the Plan Year; provided, however, that any Participant who terminates employment prior to the last day of the Plan Year on account of death, disability or retirement, shall be entitled to the discretionary Profit Sharing Contribution if a contribution is allocated for the year during which his/her employment terminated. For purposes of the preceding sentence, retirement shall mean termination of employment after attainment of age 55 with at least five years of vesting service.

3.03    Safe Harbor Matching Contributions. Effective January 1, 2009, the Plan shall be designated as a safe harbor plan in accordance with the following:

(a)
In accordance with this Section, the Plan shall utilize the ADP Test Safe Harbor and the ACP Test Safe Harbor, as set forth in subsection (g). Accordingly, the provisions of this Section shall apply for the Plan Year and any provisions relating to the Actual Deferral Percentage (“ADP”) test described in Section 401(k)(3) of the Code or the Average Contribution Percentage (“ACP”) test described in Section 401(m)(2) shall not apply; provided, however, the ACP test described in Section 3.06(b) shall be conducted with respect to such After-Tax Contributions using the “current year” testing method. To the extent that any other provision of this Plan is inconsistent with the provisions of this Section, the provisions of this Section govern.

(b)
The Employer will contribute a Safe Harbor Matching Contribution each pay period on behalf of each Eligible Employee equal to 100% of the amount of the Employee’s Before-Tax Contributions, After-Tax Contributions, Catch-up Contributions, and/or Roth Contributions up to 6% of the Employee’s Earnings each pay period.

(c)	The Safe Harbor Matching Contribution shall be made by the Employer in cash and allocated to the Participant’s Safe Harbor Matching Contribution Account on a pay period basis.

(d)
Safe Harbor Matching Contributions are nonforfeitable and may not be distributed earlier than severance from employment, death, disability, and the attainment of age 59½. In addition, such contributions must satisfy the ADP Test safe Harbor without regard to permitted disparity under Section 401(l) of the Code.

(e)
At least 30 days, but not more than 90 days, before the beginning of the Plan Year, the Employer will provide each Eligible Employee a comprehensive notice of the Employee’s rights and obligations under the Plan, written in a manner calculated to be understood by the average Eligible Employee. If an Employee becomes eligible after the 90th day before the beginning of the Plan Year and does not receive the notice for that reason, the notice must be provided no more than 90 days before the Employee becomes eligible but not later than the date the Employee becomes eligible.

(f)
In addition to any other election periods provided under the Plan, each Eligible Employee may make or modify a deferral election during the 30-day period immediately following receipt of the notice described in subsection (e) above.

(g)
The Employer intends that the Plan satisfy the ADP test of Section 401(k)(3) of the Code and the ACP test of Section 401(m)(2) of the Code by applying the ADP test safe harbor and the ACP test safe harbor on the basis of the Safe Harbor Matching Contributions set forth in Section 3.03(b) of the Plan.

(h)	The following definitions shall apply for purposes of this Article only:
(i)    “Earnings” is defined in Section 1.19 of the Plan, except, for purposes of this Section, no dollar limit, other than the limit imposed by Section 401(a)(17) of the Code, applies to the Earnings of a Non-highly Compensated Employee.
(ii)    “Eligible Employee” means an Employee eligible to make Before-Tax Contributions under the Plan for any part of the Plan Year or who would be eligible to make Before-Tax Contributions but for a suspension due to a hardship distribution described in Section 7.05 or due to statutory limitations, such as Sections 402(g) and 415 of the Code.
3.04    Change in Contributions. The percentages of Earnings as contributions designated by a Participant under Section 3.01 of the Plan automatically shall apply to increases and decreases in his or her Earnings. Subject to Sections 3.01 and 3.06 of the Plan, a Participant may change the percentage of the Participant’s authorized payroll deduction and/or reduction of Earnings (including suspension of all contributions) no more than once a month, by following the procedures adopted by the Plan Administrator for this purpose. The changed percentage shall become effective as of the beginning of the Participant’s first payroll period of a month that next follows by at least ten days the Employer’s receipt of such notice.
3.05    Transfers from Qualified Plans.

(a)
With the consent of the Plan Administrator, amounts may be transferred from other qualified plans to this Plan, provided that, in the opinion of legal counsel for the Employer, the transfer will not jeopardize the tax-exempt status of the Plan or Trust or create adverse tax consequences for the Employer. The amounts transferred shall be set up in a separate account herein referred to as a “Rollover Account.” Such account shall be fully vested at all times and shall not be subject to forfeiture for any reason.

(b)
Amounts in a Rollover Account shall be held by the Trustee pursuant to the provisions of this Plan as to such Participant’s other accounts, and such amounts may be withdrawn or borrowed by, or distributed to, the Participant, in whole or in part, as per pertinent provisions of the Plan. All amounts allocated to a Rollover Account shall be invested as per Article IV of the Plan.

(c)
For purposes of this Section 3.05, the term “amounts transferred from other qualified plans” means a lump sum distribution received by an Employee from one or more other qualified plans that are eligible for tax-free rollover to a qualified plan and that are transferred by the Employee to this Plan within 60 days following his or her receipt thereof. Prior to accepting any transfers to which this Section 3.05 applies, the Plan Administrator shall require the Employee to establish that the amounts to be transferred to this Plan meet the requirements of this Section 3.05 and comply with the procedures adopted by the Committee for this purpose. Notwithstanding the foregoing, the term amounts transferred from other qualified plans shall include a lump sum distribution received by a former Employee with an Account Balance under the Plan from The New York Times Companies Pension Plan that is transferred by the former Employee to this Plan within 60 days following his or her receipt thereof or a direct rollover from The New York Times Companies Pension Plan to this Plan.

(d)
For purposes of this Section 3.05, the term “qualified plan” means a tax-qualified plan under Section 401(a) of the Code. The term “qualified plan” is an Eligible Retirement Plan as defined in Section 8.09 of the Plan.

(e)
An Employee may transfer amounts from other qualified plans to this Plan without being eligible to participate herein. However, amounts in a Rollover Account may be withdrawn from the Plan at any time.

(f)
With the consent of the Plan Administrator, amounts may be transferred to the Roth Account only if it is a direct rollover from another Roth elective deferral account under an applicable retirement plan described in Section 402(e)(1) of the Code and only to the extent that the rollover is permitted under the rules of Section 402(c) of the Code.

3.06    Limitations Affecting All Contributions.

(a)	Annual Limitation on Before-Tax Contributions and Roth Contributions.

(i)
No Participant shall be permitted to have Before-Tax Contributions and/or Roth Contributions made under this Plan, or any other qualified plan maintained by the Employer during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year, except to the extent permitted under Section 3.01(d) of the Plan and Section 414(v) of the Code, if applicable.

(ii)
In the event that such Before-Tax and/or Roth Contributions, together with other elective deferrals described in Section 402(g) of the Code, exceed the limitation in subsection (i) above, the Employee shall advise the Plan Administrator in writing, not later than the March 1 next following the close of such taxable year, of the portion of such excess that he has allocated to the Plan and of his election to have such amount (plus the income or less the loss thereon), as reduced by the amount, if any, which the Employee elected under Section 3.01(b) of the Plan to have treated as After-Tax Contributions, distributed to him. The Plan Administrator shall direct the Trustee to distribute to the Employee not later than the next following April 15 such designated amount (together with any income, or reduced by any loss allocable to it). Unless otherwise specified by the Employee, distributions of excess elective deferrals shall be made from first from the Before-Tax Account.

(b)	Actual Contribution Percentage Limit.

(i)
With respect to each Plan Year, the Actual Contribution Percentage for Highly Compensated Employees shall not exceed the greater of (1) the Actual Contribution Percentage for all Employees other than Highly Compensated Employees, multiplied by 1.25, or (2) if the Actual

Contribution Percentage for Highly Compensated Employees exceeds the Actual Contribution Percentage for all such other Employees by no more than two percentage points, the Actual Contribution Percentage for all Employees other than Highly Compensated Employees, multiplied by 2.0. The Actual Contribution Percentage will be tested under the current year method, as elected by the Employer. Plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year and use the same Average Contribution Percentage testing method. Prior to the commencement of each Plan Year, the Committee may establish, based on projection of After-Tax Contributions at the levels in effect when the determination is being made, the maximum amount of After-Tax Contributions that may be elected by any Highly Compensated Employee for such Plan Year without causing the Plan to exceed the limitation set forth herein.

(ii)
If the Actual Contribution Percentage for Highly Compensated Employees for the Plan Year exceeds the Actual Contribution percentage limitation in (i) above for the Plan Year, the After-Tax Contributions for such Highly Compensated Employees shall be reduced for Highly Compensated Employees with the largest contribution amounts taken into account in calculating the Actual Contribution Percentage test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest contribution amount and continuing in descending order until all such aggregate After-Tax Contributions have been distributed.

(iii)
In the event that the Actual Contribution Percentage for Highly Compensated Employees exceeds the percentage permitted under (i), the excess After-Tax Contributions, if any, attributable to each Highly Compensated Employee shall be determined under (ii) above. The portion of the excess which consists of After-Tax contributions (together with the income, or less the loss, allocable to such Contributions) will be distributed to him. The Employee will forfeit any Safe Harbor Matching Contributions (together with the income, or less the loss, allocable to such After-Tax Contributions). The Committee shall direct the Trustee to distribute not later than the next following March 15 to the Employee such designated amount (together with any income, or reduced by any loss, allocable to it. The income or loss allocable to the Employee’s forfeited Safe Harbor Matching Contributions allocated for such Employee’s designated amount of After-Tax Contributions shall be determined by multiplying the income or loss allocable for the Plan Year to the Employee’s total Safe Harbor Matching Contributions allocated for After-Tax Contributions for the Plan Year and the denominator of which is the sum of the Participant’s Account Balances attributable to Safe Harbor Matching Contributions allocated for After-Tax Contributions on the last day of the Plan Year. Forfeited Employer Matching

Contributions, prior to January 1, 2009 and forfeited Safe Harbor Matching Contributions shall be applied to reduce future Employer contributions to the Plan.

(iv)
Effective as of January 1, 2009, this subsection (b) shall only apply to After-Tax Contributions, as the Plan has been designated a safe harbor plan and testing set forth in this subsection is not applicable.

(c)
Committee Limits. Notwithstanding Section 3.01 of the Plan, the Plan Administrator may, in its discretion, before the beginning of or during a Plan Year reduce the percentage or limit the dollar amount of After-Tax Contributions which one or more groups of Highly Compensated Employees may make during the Plan Year if:

(i)
the Plan Administrator determines, based on such information as it deems necessary, that the projected Actual Contribution Percentage for Highly Compensated Employees for the Plan Year is likely to exceed the projected Actual Contribution Percentage limitation in subsection (b) for the Plan Year; or

(ii)
if the conditions of (i) above exist and the Plan Administrator determines that it is in the best interests of the Company and its Affiliates that lower contribution percentage limits or dollar amounts be applicable to the more highly compensated levels of Highly Compensated Employees for one or more Plan Years so that less highly compensated levels of Highly Compensated Employees may make greater contributions under the Actual Contribution Percentage limitations.

3.07    Maximum Annual Additions.

(a)
The Annual Addition, as defined in Section 3.07(b), to a Participant’s Account for any Limitation Year, when added to the Participant’s annual addition for that Limitation Year under any other qualified defined contribution plan of an Employer or an Affiliate designated under Section 12.03 of the Plan, shall not exceed an amount that is equal to the lesser of:

(i)	100% of the Participant’s Compensation, within the meaning of Section 415(c)(3) of the Code, for that Limitation Year, or

(ii)	$40,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code.
Subsection (a)(i) shall not apply to any additions described in subsection (b)(iii).

(b)
For purposes of this subsection, the Annual Addition to a Participant’s Account under this Plan or any other qualified defined contribution plan(s) maintained by an Employer or an Affiliate shall be the sum of:

(i)
the total of all Before-Tax Contributions, After-Tax Contributions, Employer Matching Contributions, Roth Contributions, Employer Basic Contributions, Safe Harbor Matching Contributions, Profit Sharing Contributions, and forfeitures;

(ii)	the total of all such contributions and forfeitures allocated to the Employee’s accounts under all other defined contribution plans maintained by the Company or an Affiliate; and

(iii)	the total of all amounts of medical or life insurance benefits, if any, described in Sections 415(l)(1) and 419A(d)(2) of the Code.
Annual Additions for purposes of Section 415 of the Code shall not include restorative payments. A restorative payment is a payment made to restore losses to a Plan resulting from actions by a fiduciary for which there is reasonable risk of liability for breach of a fiduciary duty under ERISA or under other applicable federal or state law, where Participants who are similarly situated are treated similarly with respect to the payments. Generally, payments are restorative payments only if the payments are made in order to restore some or all of the Plan’s losses due to an action (or a failure to act) that creates a reasonable risk of liability for such a breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). This includes payments to a plan made pursuant to a Department of Labor order, the Department of Labor’s Voluntary Fiduciary Correction Program, or a court-approved settlement, to restore losses to a qualified defined contribution plan on account of the breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). Payments made to the Plan to make up for losses due merely to market fluctuations and other payments that are not made on account of a reasonable risk of liability for breach of a fiduciary duty under ERISA are not restorative payments and generally constitute contributions that are considered Annual Additions. Annual Additions for purposes of Section 415 of the Code shall not include: (1) the direct transfer of a benefit or employee contributions from a qualified plan to this Plan; (2) rollover contributions (as described in Sections 401(a)(31), 402(c)(1), 403(a)(4), 403(b)(8), 408(d)(3), and 457(e)(16)) of the Code; (3) repayments of loans made to a Participant from the Plan; and (4) repayments of amounts described in Section 411(a)(7)(B) of the Code (in accordance with Section 411(a)(7)(C)) of the Code and Section 411(a)(3)(D) of the Code.

(c)
If the Annual Additions (within the meaning of Section 415 of the Code) are exceeded for any Participant, then the Plan may only correct such excess in accordance with the Employee Plans Compliance Resolution System

(EPCRS) as set forth in Revenue Procedure 2013-12 or any superseding guidance, including, but not limited to, the preamble of the final Section 415 regulations.

(d)
For purposes of this Section 3.07, 415 Compensation means Compensation as defined in Section 1.16 of the Plan paid by the Employer during the Limitation Year, but adjusted as set forth herein, for the following types of compensation paid after a Participant’s severance from employment with the Employer maintaining the Plan. However, amounts described in subsections (i) and (ii) below may only be included in 415 Compensation to the extent such amounts are paid by the later of 2½ months after severance from employment or by the end of the Limitation Year that includes the date of such severance from employment. Any other payment of compensation paid after severance of employment that is not described in the following types of compensation is not considered 415 Compensation within the meaning of Section 415(c)(3) of the Code, even if payment is made within the time period specified above.

(i)	415 Compensation shall include regular pay after severance of employment if:

(1)
The payment is regular compensation for services during the Participant’s regular working hours, or compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments; and

(2)	The payment would have been paid to the Participant prior to a severance from employment if the Participant had continued in employment with the Employer.

(ii)
Leave cashouts shall be included in 415 Compensation, if those amounts would have been included in the definition of 415 Compensation if they were paid prior to the Participant’s severance from employment, and the amounts are payment for unused accrued bona fide sick, vacation, or other leave, but only if the Participant would have been able to use the leave if employment had continued.

In addition, deferred compensation shall be included in 415 Compensation, if the compensation would have been included in the definition of 415 Compensation if it had been paid prior to the Participant’s severance from employment, and the compensation is received pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid at the same time if the Participant had continued in employment with the Employer and only to the extent that the payment is includible in the Participant’s gross income.

(iii)
415 Compensation shall include payments to an individual who, for a period of more than thirty (30), days does not currently perform services for the Employer by reason of qualified military service (as that term is used in Section 414(u)(l)) of the Code to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.

(iv)
415 Compensation does not include compensation paid to a Participant who is permanently and totally disabled (as defined in Section 22(e)(3)) of the Code. This provision shall apply to all Participants for the Plan Year.

(e)
For purposes of applying the limitations of Section 415 of the Code, all defined contribution plans (without regard to whether a plan has been terminated) ever maintained by the Employer (or a “predecessor employer”) under which the Participant receives Annual Additions are treated as one defined contribution plan. The “Employer” means the Employer that adopts this Plan and all members of a controlled group or an affiliated service group that includes the Employer (within the meaning of Sections 414(b), (c), (m) or (o)) of the Code, except that for purposes of this Section, the determination shall be made by applying Section 415(h) of the Code, and shall take into account tax-exempt organizations under Regulation Section 1.414(c)-5, as modified by Regulation Section l.415(a)-1(f)(1). For purposes of this Section:

(i)
A former Employer is a “predecessor employer” with respect to a Participant in a plan maintained by an Employer if the Employer maintains a plan under which the Participant had accrued a benefit while performing services for the former Employer, but only if that benefit is provided under the plan maintained by the Employer. For this purpose, the formerly affiliated plan rules in Regulation Section 1.415(f)-1(b)(2) apply as if the Employer and predecessor Employer constituted a single employer under the rules described in Regulation Section 1.415(a)-1(f)(1) and (2) immediately prior to the cessation of affiliation (and as if they constituted two, unrelated employers under the rules described in Regulation Section 1.415(a)-1(f)(1) and (2) immediately after the cessation of affiliation) and cessation of affiliation was the event that gives rise to the predecessor employer relationship, such as a transfer of benefits or plan sponsorship.

(ii)
With respect to an Employer of a Participant, a former entity that antedates the Employer is a “predecessor employer” with respect to the Participant if, under the facts and circumstances, the employer constitutes a continuation of all or a portion of the trade or business of the former entity.

(f)
For purposes of aggregating plans for Section 415 of the Code, a “formerly affiliated plan” of an employer is taken into account for purposes of applying the Section 415 of the Code limitations to the employer, but the formerly affiliated plan is treated as if it had terminated immediately prior to the “cessation of affiliation.” For purposes of this paragraph, a “formerly affiliated plan” of an employer is a plan that, immediately prior to the cessation of affiliation, was actually maintained by one or more of the entities that constitute the employer (as determined under the employer affiliation rules described in Regulation Section 1.415(a)-1(f)(1) and (2)), and immediately after the cessation of affiliation, is not actually maintained by any of the entities that constitute the employer (as determined under the employer affiliation rules described in Regulation Section l.415(a)-1(f)(1) and (2)). For purposes of this paragraph, a “cessation of affiliation” means the event that causes an entity to no longer be aggregated with one or more other entities as a single employer under the employer affiliation rules described in Regulation Section 1.415(a)-l(f)(1) and (2) (such as the sale of a subsidiary outside a controlled group), or that causes a plan to not actually be maintained by any of the entities that constitute the employer under the employer affiliation rules of Regulation Section 1.415(a)-1(f)(l) and (2) (such as a transfer of plan sponsorship outside of a controlled group).

(g)
Two or more defined contribution plans that are not required to be aggregated pursuant to Section 415(f) of the Code and the Regulations there under as of the first day of a Limitation Year do not fail to satisfy the requirements of Section 415 of the Code with respect to a Participant for the Limitation Year merely because they are aggregated later in that Limitation Year, provided that no Annual Additions are credited to the Participant’s account after the date on which the plans are required to be aggregated.

3.08    Return of Contributions.

(a)
If the Commissioner of the Internal Revenue Service, on timely application made after any amendment which increases the costs of the Plan, determines that the Plan is not qualified under Section 401(a) and/or 401(k) of the Code, or refuses, in writing, to issue a determination as to whether the Plan is so qualified, the Employers’ contributions made on or after the date on which such determination or refusal is applicable shall be returned to the Employers without interest. If all or part of the Company’s deductions under Section 404 of the Code for contributions to the Plan are disallowed by the Internal Revenue Service, the portion of the contributions to which such disallowance applies shall be returned to the Company (and reallocated to Employers) without interest, but reduced by any investment loss attributable to those contributions. The return shall be made as soon as practicable, but in any event within one year after the denial of qualification or disallowance of deduction, as the case may be.

(b)
The Employer may recover without interest the amount of its contributions (other Before-Tax Contributions) to the Plan made on account of a mistake in fact, reduced by any investment loss attributable to those contributions, if recovery is made within one year after the date of those contributions.

3.09    Top Heavy Rules.

(a)	General Rule.
In accordance with Sections 401(a)(10) and 416 of the Code, if the Plan is or becomes top heavy (within the meaning of Section 416(g) of the Code) in any Plan Year, the provisions of this Section 3.09 shall supersede any conflicting provisions in the Plan.

(b)	Definitions for Purposes of this Section 3.09.

(i)	“Determination Date”. For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that year.

(ii)
“Key Employee”. Any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of an Employer having Annual Compensation greater than $150,000 (as adjusted under Section 416(i)(1) of the Code), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having Annual Compensation of more than $150,000. For this purpose, Annual Compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee shall be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(iii)	“Non-Key Employee”. Any Employee who is a Participant and who is not a Key Employee who and never was a Key Employee.

(iv)
“Permissive Aggregation Group”. The Required Aggregation Group plus any other qualified plans maintained by an Employer, but only if such group would satisfy in the aggregate the requirements of Sections 401(a)(4) and 410 of the Code. The Plan Administrator shall determine which plans to take into account in determining the Permissive Aggregation Group.

(v)	“Required Aggregation Group”.

(a)	Each qualified plan of an Employer in which at least one Key Employee participates; and

(b)	Any other qualified plan of an Employer which enables a plan described in (a) to meet the requirements of Sections 401(a)(4) or 410 of the Code.
Any terminated plan that covered a Key Employee and was maintained within the five-year period ending on the Determination Date shall also be included in the Required Aggregation Group.

(vi)	“Super Top Heavy Plan”. If for any Plan Year the Plan is considered Top Heavy, the Plan shall be considered “Super‑Top‑Heavy” if the Top Heavy Ratio exceeds 90%.

(vii)	“Top Heavy Plan”. The Plan is top heavy for a Plan Year if the Top-Heavy ratio as of the Determination Date exceeds sixty percent (60%).

(viii)
“Top‑Heavy Ratio”. The Plan is top heavy for a Plan Year if the Top-Heavy Ratio as of the Determination Date exceeds 60%. The Top-Heavy Ratio is a fraction, the numerator of which is the sum of the present value of the account balances of all Key Employees as of the Determination Date and distributions made within the one year period ending on the Determination Date, and the denominator of which is a similar sum determined for all Employees. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period”. The accrued benefits and accounts of any individual who has not performed services for an Employer during the 1-year period ending on the determination date shall not be taken into account. The Plan Administrator shall calculate the Top-Heavy Ratio without regard to the account balance attributable to any Non-Key Employee who was formerly a Key Employee. The Plan Administrator shall calculate the Top-Heavy Ratio, including the extent to which it must take into account contributions not made as of the Determination Date, distributions, rollovers and transfers, in accordance with Section 416 of the Code and the Treasury regulations thereunder.

If an Employer maintains other qualified plans (including a simplified employee pension plan), this Plan is top heavy only if it is part of the Required Aggregation Group, and the Top-Heavy Ratio for both the Required Aggregation Group and the Permissive Aggregation Group exceeds 60%. The Plan Administrator shall calculate the Top-Heavy Ratio in the same manner as required above, taking into account all plans within the aggregation group. The Plan Administrator shall calculate the present value of accrued benefits and the other amounts the Plan Administrator must take into account under defined benefit plans or simplified employee pension plans included within the group in accordance with the terms of those plans, Section 416 of the Code and the Treasury regulations thereunder. The Plan Administrator shall calculate the Top-Heavy Ratio with reference to the Determination Dates that fall within the same calendar year.

(c)	Requirements Applicable if Plan is Top Heavy.
In the event the Plan is determined to be top heavy for any Plan Year, the following requirements shall be applicable:

(i)	Minimum Allocation

(a)
In the case of a Non-Key Employee who is covered under this Plan but does not participate in any qualified defined benefit plan maintained by Employer, the Minimum Allocation of contributions plus forfeitures allocated to the Account of each such Non-Key Employee who has not separated from service at the end of a Plan Year in which the Plan is top heavy shall equal the lesser of three percent (3%) of Compensation for such Plan Year or the largest percentage of Compensation provided on behalf of any Key Employee for such Plan Year (including any Before-Tax Contributions. The Minimum Allocation provided hereunder may not be suspended or forfeited under Sections 411(a)(3)(B) or 411(a)(3)(D) of the Code. The Minimum Allocation shall be made for a Non-Key Employee for each Plan Year in which the Plan is top heavy, regardless of the Non-Key Employee’s level of compensation, even if such Non-Key Employee has not completed twelve months of Continuous Service in such Plan Year or has declined to elect to make Before-Tax Contributions, provided, however, in order to receive such Minimum Allocation, the Non-Key Employee must not have separated from service before the end of the Plan Year for which the Plan is found to be top heavy.

(b)
A Non-Key Employee who is covered under this Plan and under a qualified defined benefit plan maintained by an Employer shall not be entitled to the Minimum Allocation under this Plan but shall receive the minimum benefit provided under the terms of the qualified defined benefit plan.

(c)
Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the Actual Contribution Percentage test and other requirements of Section 401(m) of the Code.

(d)	Effective January 1, 2009, the Plan is designated as a safe harbor plan and the Safe Harbor Matching Contributions shall satisfy the requirements of this Section 3.09.

(ii)
Top Heavy Vesting Schedule. Unless the Plan’s vesting is more favorable, a Non-Key Employee whose employment is terminated after the completion of two years of Vesting Service shall be entitled to receive his or her vested interest in the value of the Matching Contributions credited to his or her account determined in accordance with the following schedule:

Years of Continuous Service	Vested Percentage
2	20%
3	40%
4	60%
5	80%
6	100%
The vesting schedule under this subsection (ii) shall apply to a Non-Key Employee’s interest in the value of the Employer Matching Contributions credited to his or her Account under the Plan before or while the Plan is a Top Heavy Plan. A Non-Key Employee is at all times one hundred percent (100%) vested in the full value of his or her Account attributable to his or her Before-Tax Contributions, After-Tax Contributions and Roth Contributions to the Plan.

(iii)
Vesting Percentage. In the event that the Plan previously was a Top Heavy Plan but subsequently is not a Top Heavy Plan, the vesting schedule under subsection (ii) shall be changed to the vesting schedule provided under Section 6.02 of the Plan, provided, however, that any Non-Key Employee who has completed at least 3 or more Years of Vesting Service and who had at least one Hour of Service while the Plan was a Top Heavy Plan, shall be entitled to elect, within a reasonable period, which of the above two vesting schedules is applicable to his or her Account.

3.10    Make-Up Contributions. Notwithstanding any provisions of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with 414(u) of the Code.

ARTICLE IV
INVESTMENT OF CONTRIBUTIONS
4.01    Investment Funds.

(a)
All contributions to the Plan, including amounts transferred from other qualified plans under Section 3.05 of the Plan, shall be invested in one or more of the available Investment Funds (the “Funds”) and Qualified Default Investment Alternatives (within the meaning of Treas. Reg. § 2550.404c-5) (“QDIAs”) as selected by the Pension Investment Committee in its discretion. The number and type of Funds and QDIAs shall be determined by the Pension Investment Committee, which may add, eliminate or freeze future participation in any Fund and QDIA as needed from time to time.

(b)	The Trustee may keep such amounts of cash as it, in its sole discretion, shall deem necessary or advisable as part of such Funds, all within the limitations specified in the Trust Agreement.

(c)
Dividends, interest and other distributions received on the assets held by the Trustee in respect to each of the above Funds shall be reinvested in the respective Fund and dividends on Company Stock shall be reinvested in the Company Stock fund; and

(d)	Safe Harbor Matching Contributions made in Company Stock prior to January 1, 2014 shall be automatically invested in the Company Stock fund.
4.02    Investment of Participants’ Accounts. A Participant shall elect to invest all amounts in such Participant’s Before-Tax Account, Employer Matching Account, After-Tax Account, Rollover Account, Roth Account, Employer Basic Account, Safe Harbor Matching Account, and Profit Sharing Account in one or more of the Funds in increments of 1%. If the Participant does not make an election with respect to investment of such Participant’s Account, the Participant’s Account will be invested in the age-appropriate Target Retirement Fund appropriate for such Participant based on his or her age at such time. The portion of a Participant’s Account invested in the Company Stock fund shall not exceed 10%, which limitation shall be implemented in accordance with procedures established by the Plan Administrator.
4.03    Responsibility for Investments. Each Participant is solely responsible for the selection of the Participant’s investment options. The Trustee, the Committee, the Finance Committee, the Pension Investment Committee, the Plan Administrator, the Employer and

the officers, supervisors and other employees of the Employer are not empowered to advise a Participant as to the manner in which such Participant’s Accounts shall be invested. The fact that a particular Fund is available to Participants for investment under the Plan shall not be construed as a recommendation for investment in that Fund.
4.04    Change of Election. A Participant may change his or her investment election under Section 4.02 of the Plan in any increments of 1% no more than once a day by following the procedures adopted by the Plan Administrator for this purpose; provided, however, the portion of a Participant’s Account invested in the Company Stock fund shall not exceed 10%, which limitation shall be implemented in accordance with procedures established by the Plan Administrator.
4.05    Transfer Between Funds. A Participant may transfer all or part of the combined balances of such Participant’s Before-Tax Account, Employer Matching Account, After-Tax Account, Rollover Account Roth Account, Employer Basic Account, Safe Harbor Matching Account and Profit Sharing Account between Funds in any increments (percentage or stated dollar amount) no more than once a day by following the procedures adopted by the Plan Administrator for this purpose. The Participant may transfer all or part of the Safe Harbor Matching Account contributed in Company Stock prior to January 1, 2014 in the same manner as cash contributions; provided, however, that the portion of a Participant’s Account invested in the Company Stock fund shall not exceed 10%, which limitation shall be implemented in accordance with procedures established by the Plan Administrator.
4.06    Qualified Default Investment Alternative. The Account of any Participant who fails to make an investment election pursuant to Section 4.02 shall be invested in a QDIA until such Participant makes an election to invest otherwise. Any Participant on whose behalf assets are invested in a QDIA may transfer, in whole or in part, such assets to any other Fund with a frequency consistent with that afforded to a Participant who elected to invest in a Fund pursuant to this Article IV, but not less frequently than once within any three month period.
4.07    Voting Company Stock. Subject to the provisions of this Section 4.07, all Company Stock held in the Trust shall be voted by the Participants. All allocated Company Stock as to which such instructions have been received (which may include an instruction to abstain) shall be voted by the Trustee in accordance with such instructions, provided that the Trustee may vote the shares as it determines is reasonable necessary to fulfill its fiduciary duties under ERISA. The Trustee shall vote any allocated Company Stock in the Trust Fund as to which no voting instructions have been received in proportion to the shares for which voting instructions have been provided. In the event of a tender offer for shares of Company Stock held by the Trust, the Trustee shall tender such shares in accordance with the Participant’s instructions. The Trustee shall tender any shares of Company Stock in the Trust Fund as to which no instructions have been received in proportion to the shares for which tender instructions have been provided.

ARTICLE V
VALUATION OF UNITS AND CREDITS TO ACCOUNTS
5.01    Units of Participation. A Participant’s interest in each Fund shall be represented by shares of participation for each Fund other than the Frank Russell Fund. A Participant’s interest in the Frank Russell Fund shall be represented by units of participation.
5.02    Valuation of Accounts.

(a)
The value of a unit in each applicable Fund shall be determined on each Valuation Date by dividing the total number of units in that Fund into the current market value of the assets in such Fund on that date as determined by the Trustee, after the payment out of that Fund of all brokerage fees and transfer taxes applicable to purchases and sales for that Fund made since the previous Valuation Date, and excluding the contributions made during that period since the previous Valuation Date.

(b)	The value of a share in each Fund shall be determined by dividing the market value of each Fund’s assets (after deducting liabilities) by the number of shares currently outstanding.
5.03    Crediting the Accounts.

(a)
The portion of a Before-Tax Account that is invested in each Fund shall be credited on each Valuation Date with the number of units or shares, as applicable, determined by dividing the Before-Tax Contributions made by the Employer to that Fund on behalf of the Participant since the previous Valuation Date, if applicable, by the unit or share value for that Fund as determined on that Valuation Date.

(b)
The portion of an After-Tax Account that is invested in each Fund shall be credited on each Valuation Date with the number of units or shares, as applicable, determined by dividing the After-Tax Contributions, if any, made by the Participant to that Fund since the previous Valuation Date, if applicable, by the unit or share value for that Fund as determined on that Valuation Date.

(c)
The portion of a Employer Matching Account that is invested in each Fund shall be credited on each Valuation Date with the number of units or shares, as applicable, determined by dividing the Employer Matching Contributions made on the Participant’s behalf to the Employer Matching Account in that Fund since the previous Valuation Date, if applicable, by the unit or share value for the Fund as determined on the current Valuation Date.

(d)	The portion of a Roth Account that is invested in each Fund shall be credited on each Valuation Date with the number of units or shares, as applicable,

determined by dividing the Roth Contributions made by the Employer to that Fund on behalf of the Participant since the previous Valuation Date, if applicable, by the unit or share value for that Fund as determined on that Valuation Date.

(e)
The portion of a Safe Harbor Matching Account that is invested in each Fund shall be credited on each Valuation Date with the number of units or shares, as applicable, determined by dividing the Safe Harbor Matching Contributions made by the Employer to that Fund on behalf of the Participant since the previous Valuation Date, if applicable, by the unit or share value for that Fund as determined on that Valuation Date.

(f)
The portion of an Employer Basic Account that is invested in each Fund shall be credited on each Valuation Date with the number of units or shares, as applicable, determined by dividing the Employer Basic Contributions made by the Employer to that Fund on behalf of the Participant since the previous Valuation Date, if applicable, by the unit or share value for that Fund as determined on that Valuation Date.

(g)
The portion of an Profit Sharing Account that is invested in each Fund shall be credited on each Valuation Date with the number of units or shares, as applicable, determined by dividing the Profit Sharing Contributions made by the Employer to that Fund on behalf of the Participant since the previous Valuation Date, if applicable, by the unit or share value for that Fund as determined on that Valuation Date.

5.04    Quarterly Statements. With respect to each calendar quarter, each Participant shall be furnished with a statement setting forth the dollar value of such Participant’s Accounts and the Vested Percentage of those Accounts as of the last day of the quarter.

ARTICLE VI
VESTED PERCENTAGE OF ACCOUNTS
6.01    Vested Accounts. A Participant shall at all times be 100% vested in, and have a nonforfeitable right to, such Participant’s After-Tax Account, Before-Tax Account, a transfer account as defined in Section 3.05 of the Plan, Rollover Account, Roth Account, and Safe Harbor Matching Contribution Account.
6.02    Employer Matching Account, Employer Basic Account and Profiting Sharing Account.

(a)
A Participant shall be vested in, and have a nonforfeitable right to, a percentage of his or her Employer Matching Account, Employer Basic Account and Profit Sharing Account determined in accordance with the following schedule:

Years of Vesting Service	Vested Percentage of Employer Matching, Employer Basic and Profit Sharing Accounts
Upon completing 1 Year of Vesting Service	40%
Upon completing 2 Years of Vesting Service	55%
Upon completing 3 Years of Vesting Service	70%
Upon completing 4 Years of Vesting Service	85%
Upon completing 5 Year of Vesting Service	100%

(b)
Notwithstanding the foregoing, a Participant shall be 100% vested in, and have a nonforfeitable right to, such Participant’s Employer Matching Account, Employer Basic Account and Profit Sharing Account upon (i) retirement pursuant to any defined benefit pension plan maintained by an Employer or Affiliate, (ii) Disability as defined by the Plan, (iii) death while an Employee, (iv) death of a Participant who dies while performing qualified military service as defined in Section 414(u) of the Code, or (v) attainment of age 65.

(c)
If the Plan’s vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of the Participant’s nonforfeitable percentage or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each Participant with at least three years of Vesting Service with the Employer may elect, within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage computed under the Plan without regard to such amendment or change.

The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

(i)	60 days after the amendment is adopted;

(ii)	60 days after the amendment becomes effective; or

(iii)	60 days after the Participant is issued written notice of the amendment by the Employer or Plan Administrator.
6.03    Special Rules for Transferred Employees.
Notwithstanding anything in this Article VI to the contrary, certain vesting rules are preserved with respect to certain Transferred Employees, as set forth on Appendix I.
6.04    Absences. An Employee who, immediately prior to an absence, was earning Vesting Service shall be credited with Periods of Service to determine Vesting Service, and shall not incur a Period of Severance, for

(a)
Absence from the service of an Employer or Affiliate because of service in the military forces of the United States, provided he or she shall have returned to the service of that Employer or Affiliate after having applied to return while his or her reemployment rights were protected by law or died while performing qualified military service as defined in Section 414(u) of the Code;

(b)	Periods of layoff for lack of work not to exceed two weeks;

(c)	Periods of paid leaves of absence not to exceed two years;

(d)	An approved unpaid leave of absence for a period not to exceed two years; and

(e)	Temporary absences because of disability, holidays, or vacation.
For purposes of this Section 6.04, Periods of Service shall be credited on the same basis as determined immediately prior to the absence. If the Employee or former Employee fails to return to the service for an Employer or Affiliate prior to the expiration of the applicable period described in (a) through (e) above, such Employee’s employment shall be deemed to have terminated on the last day of the one year anniversary of the approved leave of absence.
6.05    Reemployment. Upon reemployment after a Period of Severance, an Employee’s previous Vesting Service shall be restored.

6.06    Disposition of Forfeitures.

(a)
Upon severance from employment of a Participant who was not fully vested in the Employer Matching Account, Employer Basic Account, and/or Profit Sharing Account, the non-vested percentage of such Employer Matching Account, Employer Basic Account, and/or Profit Sharing Account shall be forfeited as of the Valuation Date coincident with or next following the severance from employment, and shall be applied to reduce Employer contributions to the Plan.

(b)
If an amount of the Employer Matching Account, Employer Basic Account and Profit Sharing Account has been forfeited in accordance with Section 6.06(a) of the Plan, that forfeited amount subsequently shall be restored to the Employer Matching Account, Employer Basic Account and Profit Sharing Account provided that such Participant (i) is reemployed by the Employer or an Affiliate before having five (5) consecutive one-year Periods of Severance, and (ii) repays to the Plan an amount in cash equal to the full amount distributed from the Plan on account of severance from employment, other than the amount attributable to After-Tax Contributions, Catch-up Contributions, Roth Contributions and Before-Tax Contributions. Any repayment by a Participant under Section 6.06 of the Plan must be made in a lump sum before the earlier of five (5) years after the first date on which the Participant is subsequently reemployed or the close of the first period of five (5) consecutive one-year Periods of Severance commencing after the date of distribution on account of severance from employment; provided, however, that any repayment attributable to a prior distribution from such Participant’s Before-Tax Account including Catch-up Contributions, shall be considered as After-Tax Contributions for purposes of the Plan and shall become part of such Participant’s After-Tax Account.

ARTICLE VII
WITHDRAWALS WHILE STILL EMPLOYED
7.01    General Procedures. A Participant may elect to withdraw certain portions of his or her After-Tax Account under Sections 7.02, 7.03 and 7.04 of the Plan no more than once during every Plan Year without the same accompanying proof of financial “hardship” as is required for withdrawals from his or her Before-Tax Account and Roth Account pursuant to Section 7.05 of the Plan. A second or subsequent withdrawal from a Participant’s After-Tax Account will necessitate proof of such hardship. To make a withdrawal from his or her After-Tax Account, the Participant must give written notice to the Employer that specifies the exact dollar amount or the percentage of the Participant’s applicable contributions (in the case of a withdrawal of a Participant’s contributions made before January 1, 1987) or a percentage of the sum of the Participant’s contributions and the earnings thereon (in the case of a withdrawal of a Participant’s contributions made on or after January 1, 1987) whether Additional After-Tax Contributions or Matched After-Tax Contributions to be withdrawn. The minimum withdrawal under this Article VII shall be $250 or the total value of the specific type of Participant’s contributions from which the withdrawal is to be made, if less. No withdrawals may be made from dividends, interest and other distributions received on the assets held by the Trustee for the Participant’s Account and attributable to the Participant’s contributions made before January 1, 1987, or from any investment gain attributable to such assets. Withdrawals of any portion of Additional or Matched After-Tax Contributions made on or after January 1, 1987, shall be made pursuant to Section 7.04 of the Plan. A withdrawal, whether from an After-Tax Account or Before-Tax Account, shall be made as of the Valuation Date which follows by at least ten days from the Employer’s receipt of the written notice. The amount of the withdrawal shall be allocated among the Investment Funds by applying to the withdrawn amount the current proportionate allocation with respect to each Investment Fund as of the date of the withdrawal. All withdrawals shall be paid by check. Suspensions for multiple withdrawals, if applicable, will be concurrent. No withdrawals may be made except as specifically provided in this Article VII. Unless otherwise noted, all withdrawals made pursuant to this Article VII shall be made in cash.

Definitions for Purposes of this Article VII:

(a)
Additional After-Tax Contributions means, with respect to any Participant for whom at least 6% of Earnings is being contributed to the Plan, which is equal to but not less than 1% and no more than 14% of such Participant’s Earnings, as the Participant shall elect.

(b)
Matched After-Tax Contributions means an amount contributed by the Participant to such Participant’s After-Tax Account pursuant to Section 3.01 of the Plan, which was subject to an Employer Matching Contribution or Safe Harbor Matching Contribution.

(c)
Early After-Tax Contributions means effective April 1, 2000 and prior to February 1, 2001, Matched After-Tax Contributions contributed prior to the completion of one-year of Eligibility Service. Early After-Tax Contributions were not eligible for an Employer Matching Contribution. Early After-Tax Contribution are subject to the same withdrawal rules as Additional After-Tax Contributions.

7.02    Withdrawal of Additional After-Tax Contributions Made before January 1, 1987. Subject to the limitations of Section 7.01 of the Plan, and the 1987 transitional rule described in Section 7.04 of the Plan, a Participant may, without penalty of suspension from making contributions or having contributions made on such Participant’s behalf to the Plan, withdraw any specified dollar amount, or if such Participant prefers, a specified percentage ranging from 25% to 100%, in 25% increments, of his or her Additional After-Tax Contributions made before January 1, 1987 (or of the current value of such pre-January 1, 1987 Additional After-Tax Contributions, if less than the aggregate amount originally contributed).
7.03    Withdrawal of Matched After-Tax Contributions Made before January 1, 1987. Subject to the limitations of Section 7.01 of the Plan and the 1987 transitional rule described in Section 7.04 of the Plan, a Participant who has already withdrawn the total amount available for withdrawal from such Participant’s Additional After-Tax Contributions made before January 1, 1987, under Section 7.02 of the Plan (or who otherwise has no pre-January 1, 1987 Additional After-Tax Contributions available for withdrawal) may elect to withdraw any specified dollar amount or, if such Participant prefers, a specified percentage ranging from 25% to 100%, in 25% increments, of his or her Matched After-Tax Contributions made before January 1, 1987 (or of the current value of such pre-January 1, 1987 Matched After-Tax Contributions, if less than the aggregate amounts originally contributed).

In such event, the Participant shall be suspended from making After-Tax Contributions to the Plan made to the Plan on his or her behalf until the first payroll period ending after the expiration of six months after the Valuation Date as of which the withdrawal was made. All contributions to the Plan elected by the Participant prior to the withdrawal shall resume automatically upon the expiration of the six-month suspension period above.
7.04    Withdrawal of Additional, Matched and Early After-Tax Contributions Made on or after January 1, 1987. Subject to the limitations of Section 7.01 of the Plan, a Participant who has already withdrawn the total amount available for withdrawal from such Participant’s Additional After-Tax Contributions made before January 1, 1987, under Section 7.02 of the Plan (or who otherwise has no pre-January 1, 1987 Additional After-Tax Contributions available for withdrawal) and has withdrawn the total amount available for withdrawal from his or her Matched After-Tax Contributions made before January 1, 1987, if any, may elect to withdraw Additional and Matched After-Tax Contributions made on or after January 1, 1987, subject to the rules governing withdrawals of pre-1987 Additional and Matched After-Tax Contributions under Sections 7.02 and 7.03 of the Plan, respectively, and the limitations set forth in the remainder of this Section 7.04. Any withdrawal made from an After-Tax Account that includes any Additional or Matched After-Tax Contributions made on or after January 1, 1987 will be made from such After-Tax Contributions made on or after January 1, 1987 in an amount equal to the total amount withdrawn multiplied by the ratio of (a) the After-Tax Contributions made on or after January 1, 1987, to (b) the sum of (i) the After-Tax Contributions made on or after January 1, 1987, and (ii) the earnings thereon. The remaining portion of the withdrawal shall be made from the earnings on the amount of the After-Tax Contributions which are deemed withdrawn in the preceding sentence. To the extent withdrawals are made from After-Tax Contributions, they shall be made first from Additional After-Tax Contributions, then from Early After-Tax Contributions, and then from Matched After-Tax Contributions.
In the event that the withdrawal under this Section 7.04 includes withdrawals subject to Section 7.03 of the Plan, the Participant making such withdrawal shall be suspended from making After-Tax Contributions to the Plan made to the Plan on such Participant’s behalf until the first payroll period ending after the expiration of six months after the Valuation Date as of which the withdrawal was made. All contributions to the Plan elected by the Participant prior to the withdrawal shall resume automatically upon the expiration of the six-month suspension period above.
7.05    Hardship Withdrawal from Before-Tax Contributions and Roth Contributions.

(a)
A Participant who already has withdrawn the total amount available for withdrawal from such Participant’s Additional After-Tax Contributions, Matched After-Tax Contributions, and Early After-Tax Contributions under the preceding Sections of this Article VII and has taken all available loans under Section 7.09 of the Plan may make a written application to the Plan Administrator to withdraw from such Participant’s Before-Tax Account and from the Roth Account a specified dollar amount of at least $250 (or the current value of such Before-Tax Account, if less). A Participant may apply to make more than one hardship withdrawal per year under this Section 7.05 of the Plan upon satisfactory proof to the Plan Administrator with respect to each application.

The amount to be withdrawn by an Employee shall not exceed the lesser of the amount required to meet the immediate financial need created by the hardship and not reasonably available from other sources, as determined by the Plan Administrator under rules uniformly applicable to all Participants similarly situated, or the aggregate amount of Before-Tax Contributions and Roth Contributions, less the amount of prior withdrawals. A distribution is treated as necessary to satisfy an immediate and heavy financial need of an Employee only to the extent the amount of the distribution is not in excess of the amount required to satisfy the financial need. For this purpose, the amount required to satisfy the financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution. A distribution is not treated as necessary to satisfy an immediate and heavy financial need of an Employee to the extent the need may be relieved from other resources that are reasonably available to the Employee.

(b)	The following are the only financial needs considered immediate and heavy:

(i)
Expenses for (or necessary to obtain) medical care that would be deductible under Section 213(d) of the Code (determined without regard to whether the expenses exceed 7.5% of adjusted gross income) for the Employee, the Employee’s Spouse, children, or dependents (as defined in Section 152 of the Code without regard to Section 152(b)(1), (b)(2) and (d)(1)(B) of the Code) or, the Employee’s designated beneficiary;

(ii)	Costs directly related to the purchase of a principal residence for the Employee (excluding mortgage payments);

(iii)
Payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education for the Employee, or the Employee’s Spouse, children, or dependents (as defined in Section 152 of the Code without regard to Section 152(b)(1), (b)(2) and (d)(1)(B) of the Code) or, the Employee’s designated beneficiary;

(iv)	Payments necessary to prevent the eviction of the Employee from the Employee’s principal residence or foreclosure on the mortgage on that residence;

(v)
Payments for burial or funeral expenses for the Employee’s deceased parent, Spouse, children, dependents (as defined in Section 152 of the Code without regard to Section 152(d)(1)(B) of the Code) or, the Employee’s designated beneficiary; or

(vi)
Expenses for the repair of damage to the Employee’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income).

(c)
In each such withdrawal event, the Participant shall be suspended from making After-Tax Contributions to the Plan and from having any Before-Tax Contributions, Roth Contributions, Catch-Up Contributions or Employer Safe Harbor Matching Contributions made to the Plan on such Participant’s behalf until the first payroll period ending after the expiration of six months after the Valuation Date as of which the withdrawal was made. All contributions to the Plan elected by the Participant prior to the withdrawal shall resume automatically upon the expiration of the six-month suspension period above.

7.06    Withdrawals Upon Attainment of Age 59½. A Participant who has attained age 59½ may withdraw the entire vested amount of such Participant’s Accounts. 59½ withdrawals shall be made in cash or in-kind, as elected by the Participant.
7.07    Distributions under Qualified Domestic Relations Orders. Anything to the contrary notwithstanding, a distribution to an Alternate Payee under a Qualified Domestic Relations Order (“QDRO”), as defined in Section 414(p) of the Code, can be made upon the alternate payee’s election on or after any date specified by such QDRO. QDRO withdrawals shall be made in cash or in-kind, as elected by the Alternate Payee.

7.08    In-Service Withdrawals on Account of Military Service. Effective January 1, 2011, any Participant who satisfies the requirements of a “Qualified Reservist Distribution” as defined below, may withdraw the entire amount of his or her Account Balance. For purposes of this Section, a Qualified Reservist Distribution is any distribution to an individual who is ordered or called to active duty after September 11, 2001, if:

(a)	the distribution is from amounts attributable to elective deferrals in a 401(k) plan;

(b)
the individual was (by reason of being a member of a reserve component, as defined in Section 101 of title 37, United States Code) ordered or called to active duty for a period in excess of 179 days or for an indefinite period; and

(c)	the Plan makes the distribution during the period beginning on the date of such order or call, and ending at the close of the active duty period.
7.09    Loans. The Trustee may make loans to Participants. Such loans shall be made pursuant to Loan Procedures which shall be adopted by the Committee and must include, but need not be limited to, the following:

(a)	the identity of the person or positions authorized to administer the Loan Procedures;

(b)	a procedure for applying for loans;

(c)	the basis on which loans will be approved or denied;

(d)	limitations, if any, on the types and amounts of loans offered;

(e)	a procedure for determining a reasonable rate of interest;

(f)	the types of collateral which may secure a Participant loan;

(g)	the procedure for suspending loan repayments pursuant to Section 414(u)(4) of the Code; and

(h)	the events constituting default and the steps that will be taken to preserve Plan assets.
Such Loan Procedures shall be contained in a separate written document which is hereby incorporated by reference and made a part of the Plan. Furthermore, such Loan Procedure may be modified or amended by the Committee in writing from time to time without the necessity of amending this Section.

ARTICLE VIII
DISTRIBUTION OF ACCOUNTS UPON SEVERANCE FROM EMPLOYMENT
8.01    Eligibility for Distribution.

(a)
Upon the retirement, death, disability, severance from employment of a Participant, the Vested Percentage of such Participant’s Accounts, determined under Article VI as of the Valuation Date on or immediately after such event, shall be valued and distributed as provided in Section 8.02 of the Plan.

(b)	For purposes of this Section 8.01 --

(i)
“disability” means a disability on account of which (1) the Employee is receiving benefits under an Employer long term disability plan, or (2) the Committee determines from medical evidence that the Participant is totally incapacitated, mentally or physically, for further performance of duty, that such incapacity is likely to be permanent, and that such Participant should be retired pursuant to rules uniformly applied to all similarly situated Participants; and

(ii)	“retirement” means retirement of a Participant, whether before or after attaining age 65, pursuant to any defined benefit pension plan maintained by an Employer or Affiliate.

(iii)
“early retirement” means with respect to a Transferred FIRST Participant retirement of such Participant, after attaining age 55 and with respect to a Transferred IMC Participant retirement of such Participant, after attaining age 55 and completing five (5) Years of Vesting Service.

8.02    Time of Payment of Account Balance.

(a)
Unless the Participant elects otherwise in writing, if distribution has not yet commenced pursuant to Section 8.01 of the Plan, the Plan Administrator shall direct the Trustee to commence distribution of a Participant’s Account Balance valued and distributed in one lump sum as soon as is administratively feasible after the Valuation Date on or immediately after the later of the date the Participant terminates employment or such terminated Participant attains age 65. Distributions under this Section 8.02 shall be made in cash or in-kind, as elected by the Participant.

(b)
The Plan Administrator, however, shall direct the Trustee to commence distribution no later than the Participant’s Required Beginning Date. The Required Beginning Date is April 1 of the calendar year following the calendar year in which the Participant attains age 70½, notwithstanding the Participant’s continued employment; except that any Participant who attained age 70½ before January 1, 1988, and who is not a 5% owner in the Plan Year in which he or she attained age 66½ or any later Plan Year, need not commence receiving payments hereunder until April 1 of the year following the year in which he or she actually retires. The Required Beginning Date for Participants that are 5% owners who attain age 70½ on or after January 1, 1996, will be the April 1 of the calendar year following the calendar year in which the Participant attains age 70½. The Required Beginning Date for Participants (other than 5% owners) who attain age 70½ on or after January 1, 2000, will be the later of the April 1 of the calendar year following the calendar year in which the participant attains age 70½ or retires. For Plan Years prior to January 1, 2000, any Participant attaining age 70½ in years after 1995 may elect by April 1 of the calendar year following the year in which such Participant attained age 70½ (or by December 31, 1997 in the case of a Participant who attained age 70½ in 1996), to defer distributions until the calendar year following the calendar year in which he or she retires. If no such election is made, the Participant will begin receiving distributions by the April 1 of the calendar year following the year in which such Participant attained age 70½ (or by December 31, 1997 in the case of a Participant attaining age 70½ in 1996).

(c)
Notwithstanding the foregoing, the Required Beginning Date for Transferred Worcester Participants (other than 5% owners) who attain age 70½ on or after January 1, 1997, will be the later of the April 1 of the calendar year following the calendar year in which the participant attains age 70½ or retires.

8.03    Deferred Distribution. A Participant who separates from service prior to attaining age 70½ may request that the Committee direct the Trustee to defer commencement of his or her distribution until his or her Required Beginning Date.
8.04    Optional Forms of Payment of Account Balance.

(a)
The Participant may elect one of the optional forms of payment described herein. The election of such option must be in writing, in such form as the Plan Administrator shall prescribe, signed by the Participant and filed with the Plan Administrator during the 180 day period preceding the Annuity Starting Date. Any election may be revoked by written notice filed with the Plan Administrator at least 30 days prior to the Participant’s Annuity Starting Date. Such distribution may commence less than 30 days after the Participant is advised that he or she may elect an immediate distribution, provided that:

(i)
the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option) and describes the consequences of failing to defer receipt of the distribution, including a description of the investment options available under the Plan (including fees) if the Participant defers distribution), and any special rules that might materially affect a Participant’s decision to defer; and

(ii)	the Participant, after receiving the notice, affirmatively elects a distribution.

(b)
The optional forms of distribution are monthly, quarterly or annual installments over a period not to exceed the lesser of (1) 20 years or (2) a period certain equal to the Participant’s life expectancy (or if the Participant has provided, prior to the commencement of benefits, information necessary to calculate such period, the joint and last survivor life expectancy of the Participant and his or her Beneficiary, provided, however, that a joint and last survivor life expectancy with respect to the Participant and a non-Spouse Beneficiary shall not exceed for this purpose, the number of years equal to the “applicable divisor” taken from the Table provided in Proposed Treasury Regulation Section 1.401(a)(9)-2, Q-4, or subsequent regulation which is substituted therefore);

(i)
Fixed Dollar Installments. A Participant may elect to receive the value of such Participant’s Accounts in monthly, quarterly or annual amounts where such Participant shall determine the dollar amount of each payment and receive such dollar amount of each payment at monthly, quarterly or annual intervals until the Accounts are depleted.

(ii)
Fixed Percentage Installments. A Participant may elect to receive the value of such Participant’s Accounts in monthly, quarterly or annual amounts where such amounts shall be determined by multiplying the market value of the Participant’s Accounts by a percentage chosen by the Participant.

(iii)
Declining Balance Installments. A Participant may elect to receive the value of such Participant’s Accounts in monthly, quarterly or annual amounts where such amounts shall be determined by dividing the market value of such Participant’s Accounts on the Valuation Date by the number of payments left to be made as elected by the Participant minus the number of payments already made.

(c)
If the distribution begins to be made in installments as provided in this Section the Participant may, at any time before all installments are paid, elect to have the remaining value of the Participant’s Accounts paid in a single lump sum. Such remaining value shall be determined as of the Valuation Date on or immediately following the Employer’s receipt of written notice of such election.

(d)	All payments shall be distributed from Account Balances on a pro rata basis across all Investment Funds and shall be made in cash or in-kind, as elected by the Participant.
8.05    Payment upon Death.

(a)
If distribution of the Participant’s Account Balance has commenced in accordance with a method selected pursuant to Section 8.04 of the Plan and the Participant dies before his or her entire interest is distributed, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution selected by the Participant as of the date of death.

(b)
If a Participant dies prior to the commencement of distribution of his or her Account Balance, distribution of his or her Account Balance to the designated Beneficiary shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death, except that in the event that a Transferred IMC Participant’s Spouse or a Transferred Worcester Participant’s Spouse is the Participant’s designated Beneficiary, distribution to the Spouse must commence no later than the later of the December 31 of the calendar year in which the deceased Participant would have attained age 70½ had the Participant survived or the December 31 following the close of the calendar year in which the Participant’s death occurred. If the surviving Spouse dies before distribution to such Spouse has commenced, then the five year distribution requirement of this Section shall apply as if the Spouse were the Participant.

If the Participant has not designated a method of distribution in accordance with (a) or (b) above, the Participant’s designated Beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this Section, or (2) December 31 of the calendar year that contains the fifth anniversary of the date of death of the Participant. If the Participant has no designated Beneficiary, or if the designated Beneficiary does not elect a method of distribution, distribution of the Participant’s entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(c)	The following optional forms of distribution will be available to the Beneficiary:

(i)	a lump sum payment;

(ii)	monthly, quarterly or annual installments over a period not to exceed the Beneficiary’s life expectancy based on the fixed dollar, fixed percentage or declining balance method;
If the distribution begins to be made in installments as provided in this subsection the Beneficiary may, at any time before all installments are paid, elect to have the remaining value of the Participant’s Accounts paid in a single lump sum. Such remaining value shall be determined as of the Valuation Date on or immediately following the Employer’s receipt of written notice of such election.

(d)	All payments shall be distributed from Account Balances on a pro rata basis across all Investment Funds and shall be made in cash or in-kind, as elected by the Participant.

8.06    Proof of Death and Right of Beneficiary or Other Person. The Plan Administrator may require and rely upon such proof of death and such evidence of the right of any Beneficiary or other person to receive the value of the Accounts of a deceased Participant as the Plan Administrator may deem proper, and its determination of death and of the right of that Beneficiary or other person to receive payment shall be conclusive. In the event a Participant has died prior to the commencement of benefits, and such Participant did not name a Beneficiary, payment of the Participant’s Account shall be made in equal shares in the following order: to the Participant’s surviving Spouse, if any; if the Participant has no surviving Spouse, to the Participant’s child or children, if any; if the Participant has no surviving Spouse and has no children, to the Participant’s parent or parents, if any; if no surviving Spouse, children or parents, to the Participant’s sibling or siblings, if any; and if no surviving Spouse, children, parents or siblings, to the Participant’s estate.
8.07 Minimum Distribution Requirements.
(a)    General Rules.

(i)	Precedence. The requirements of this Section 8.07 will take precedence over any inconsistent provisions of the Plan.

(ii)
Requirements of Treasury Regulations Incorporated. All distributions required under this Section 8.07 will be determined and made in accordance with the Treasury Regulations under Section 401(a)(9) of the Code.

(iii)
TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Section 8.07, distributions may be made in accordance with a distribution election made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (“TEFRA”) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

(b)    Time and Manner of Distribution.

(i)	Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(ii)
Death of a Participant before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(1)
If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, then, except as provided in paragraph (5) below, distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(2)
If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, then, except as provided in paragraph (5) below, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(3)
If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(4)
If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this Section 8.07(b)(ii), other than Section 8.07(b)(ii)(1), will apply as if the surviving Spouse were the Participant.

(5)
If the Participant dies before distributions begin and there is a Designated Beneficiary, distribution to the Designated Beneficiary is not required to begin by the date specified in this Section, but the Participant’s entire interest will be distributed to the Designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to either the Participant or the surviving Spouse begin, this election will apply as if the surviving Spouse were the Participant.

For purposes of this Section 8.07(b)(ii) and Section 8.07(d) of the Plan, unless Section 8.07(d) applies, distributions are considered to begin on the Participants’ Required Beginning Date. If Section 8.07(b)(ii)(4) of the Plan applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under Section 8.07(b)(ii)(1) of the Plan. If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under Section 8.07(b)(ii)(1) of the Plan), the date distributions are considered to begin is the date distributions actually commence.

(iii)
Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first distribution calendar year, distributions will be made in accordance with Sections 8.07(c) and 8.07(d) of the Plan. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury Regulations.

(iv)
Election to Allow Participants or Beneficiaries to Elect 5-Year Rule. Participants or Beneficiaries may elect on an individual basis whether the 5-Year Rule or the life expectancy rule in Sections 8.07(b)(ii) and 8.07(d)(ii) of the Plan applies to distributions after the death of a Participant who has a Designated Beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under Section 8.07(b)(ii) of the Plan, or by September 30 of the calendar year that contains the fifth anniversary of the Participant’s (or, if applicable, surviving Spouse’s) death. If neither the Participant nor the Beneficiary makes an election under this paragraph, distributions will be made in accordance with Section 8.07(b)(ii) and (d)(ii) and, if applicable, the elections in Section 8.07(d) above.

(c)    Required Minimum Distributions During Participant’s Lifetime.

(i)
Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(1)
the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(2)
if the Participant’s sole Designated Beneficiary for the distribution calendar year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the     Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the distribution calendar year.

(ii)
Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 8.07(c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(d)    Required Minimum Distributions after Participant’s Death.

(i)	Death on or after Date Distributions Begin.

(1)
Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be     distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s Designated Beneficiary, determined as follows:

(A)	The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B)
If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, the remaining life expectancy of the surviving Spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For distribution calendar years after the year of the surviving Spouse’s death, the remaining life expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(C)
If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(2)
No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)	Death before Date Distributions Begin.

(1)
Participant Survived by Designated Beneficiary. Except as provided in Section 8.07(b)(ii)(5) of the Plan, if the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining life expectancy of the Participant’s Designated Beneficiary, determined as provide in Section 8.07(d)(i) of the Plan.

(2)
No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(3)
Death of Surviving Spouse before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under Section 8.07(b)(ii)(1) of the Plan, this Section 8.07(d)(ii) will apply as if the surviving Spouse were the Participant.

(e)    Definitions.

(i)
Designed Beneficiary. The individual who is designated as the Beneficiary under Section 1.08 of the Plan and is the Designated Beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

(ii)	Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the

Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year that contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 8.07(b)(ii) of the Plan. The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participants’ Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.

(iii)	Life Expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

(iv)
Participant’s Account Balance. The Account Balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year), increased by the amount of any contributions made and allocated or forfeitures allocated to the Account Balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account Balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(v)	Required Beginning Date. The date specified in Section 8.02(b) of the Plan.
(f)    2009 Required Minimum Distributions.
Notwithstanding Sections 8.07(c) and (d) of the Plan, a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Section 401(a)(9)(H) of the Code (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 RMDs or (2) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant's Designated Beneficiary, or for a period of at least 10 years (“Extended 2009 RMDs”), will receive those distributions for 2009 unless the Participant or Beneficiary chooses not to receive such distributions. Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to stop receiving the distributions described in the preceding sentence. In addition, notwithstanding

8.09 of the Plan, and solely for purposes of applying the Direct Rollover provisions of the Plan, 2009 RMDs and Extended 2009 RMDs will be treated as Eligible Rollover Distributions.
8.08    Immediate Distribution. If the Participant’s nonforfeitable Account Balance is $5,000 or less (including After-Tax Contributions, if applicable), the Committee will immediately distribute such amount to the Participant without the Participant’s consent upon the Participant’s severance from employment. No distribution may be made pursuant to this Section 8.08 after the Annuity Starting Date without the consent of the Participant, and if applicable, the Participant’s Spouse.
Notwithstanding the foregoing, with respect to distributions made after January 1, 2002 with respect to Participants who separated from service after January 1, 2002, for purposes of this Section 8.08, the value of a Participant’s nonforfeitable Account Balance shall be determined without regard to that portion of the Account Balance that is attributable to rollover contributions (and earning allocable thereto) within the meaning of Sections 402(c), 403(a)(4), and 408(d)(3)(A)(ii) of the Code. If the value of the Participant’s nonforfeitable Account Balance as so determined is $5,000 or less, the Plan shall immediately distribute the Participant’s entire nonforfeitable Account Balance.
In the event of an immediate distribution of more than $1,000 in accordance with the provisions of this Section 8.08, if the Participant does not elect to have such distribution paid directly to a specified Eligible Retirement Plan in a Direct Rollover or to receive the distribution directly in accordance with Article VII of the Plan, then the Committee shall direct that the distribution be paid in a Direct Rollover to an individual retirement plan designated by the Committee.
8.09    Direct Rollovers. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section 8.09, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

Definitions:

(a)
Eligible Rollover Distributions. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: Any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401 (a)(9) of the Code; the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); any hardship distribution; and any other distribution(s) that is reasonably expected to total less than $200 during a year. For purposes of the $200 rule, a distribution from a designated Roth account and a distribution from other accounts under the Plan are treated as made under separate plans.

A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to (1) a traditional individual retirement account or annuity described in Section 408(a) or (b) of the Code (a - traditional IRA) or a Roth individual retirement account or annuity described in Section 408A of the Code (a - Roth IRA); or (2) to a qualified defined contribution, defined benefit, or annuity plan described in Sections 401(a) or 403(a) of the Code or to an annuity contract described in Section 403(b) of the Code, if such plan or contract provides for separate accounting for amounts so transferred (including interest thereon), including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(b)
Eligible Retirement Plan. An eligible retirement plan is an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan, a traditional IRA, a Roth IRA, an annuity plan described Section 403(a) of the Code, an annuity contract described in Section 403(b) of the Code, or a qualified defined benefit or defined contribution plan described in Section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving Spouse, or to a Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code.

(c)
Distributee. A distributee is any person or entity that receives a distribution from the Plan, including an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving Spouse and the Employee’s or former Employee’s Spouse or former Spouse who is the alternate payee under a Qualified Domestic Relations Order, are distributees with regard to the interest of the Spouse or former Spouse. For distributions after December 31, 2006, a distributee includes the Employee’s or former Employee’s non-Spouse designated beneficiary, in which case, the distribution can only be transferred to a traditional or Roth IRA established on behalf of the non-Spouse designated beneficiary for the purpose of receiving the distribution.

(d)	Direct Rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by a distributee.

(e)
Roth Account. Notwithstanding this Section 8.09, a direct rollover of a distribution from a Roth Account under this Plan will be made to another Roth elective deferral account under an applicable retirement plan described in Section 402A(e)(1) of the Code or to a Roth IRA described in Section 408A, and only to the extent the rollover is permitted under the rules of Section 402(c) of the Code. This Plan will not provide for a direct rollover for distributions from a Participant’s Roth Account if the amount of the distributions that are eligible rollover distributions are reasonably expected to total less than $200 during any Plan Year. In addition, any distribution from a Roth Account is not taken into account in determining whether distributions from a Participant’s other Accounts are reasonably expected to total less than $200 during a Plan Year. However, eligible rollover distributions from a Participant’s Roth Account are taken into account in determining whether the total amount of the Participant’s Account Balance under the Plan exceeds $1,000 for purposes of immediate distributions under Section 8.08 of the Plan.

8.10    Special Distribution Rules for Transferred Affiliated Participants. Notwithstanding the foregoing, Transferred Affiliated Participants whose account balances under the Affiliated Companies Plan were transferred to this Plan (“Transferred Affiliated Accounts”) shall receive distributions of their Transferred Affiliated Account in the form of a qualified joint and survivor annuity (“QJSA”) or a qualified preretirement survivor annuity (“QPSA”), in the absence of a qualified waiver.

(a)
For purposes of this Section 8.10, a QJSA means, in the case of a married participant, an immediate annuity payable for the life of the Participant with a survivor annuity payable for the life of the Participant’s surviving Spouse which is not less than 50% nor more than 100% of the annuity payable for the life of the Participant, as designated by the Participant during the Participant’s lifetime; provided that if no such designation is made by the Participant, the percentage shall be 50 percent. In the case of an unmarried Participant, a QJSA means an annuity payable for the life of the participant. The QJSA shall be purchased with the total amount available for distribution from the Participant’s separate accounts under the Plan at the time of distribution.

For purposes of this Section 8.10, a QPSA is payable to the surviving Spouse of any vested Participant, in the absence of a qualified waiver, who dies before the Annuity Starting Date. A QPSA means an annuity payable for the life of the Participant’s surviving Spouse which is purchased with 50% of the Participant’s vested account balance at the time of death. The Annuity Starting Date is the first date of the first period for which an amount is payable as an annuity or in any other form.

(b)
A Participant may elect to waive the QJSA or the QPSA in writing with spousal consent, if applicable. The Spouse’s consent shall not be effective unless the election designates the specific non-Spouse beneficiary to receive the Participant’s benefits under the Plan upon the Participant’s death. The Participant must designate the optional form of distribution elected if the Participant waives the QJSA or the QPSA. Any spousal consent must acknowledge the effect of such election and be witnessed by a notary public. Such spousal consent shall not be required if it is established that the required consent cannot be required because there is no Spouse, the Spouse cannot be located, or other circumstances that may be prescribed by Treasury regulations. A consent obtained under this Section 8.10(b) shall not be valid unless the Participant has received the notice set forth in Section 8.10(c) below.

(c)
The Plan Administrator shall provide each Participant with a written explanation of the QJSA and the QPSA and the Participant’s rights with respect to each option. With respect to the QJSA, such notice shall be provided no less than 30 days and no more than 180 days prior to the annuity starting date. With respect to the QPSA, such notice shall be provided within whichever of the following periods end last: (a) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35; (b) no later than the end of the one-year period beginning on the date the Participant commences participation in the Plan.

ARTICLE IX
ADMINISTRATION OF PLAN
9.01    Appointment of ERISA Management Committee. The general responsibility and authority for interpreting and carrying out the provisions of the Plan shall be placed in the Committee consisting of not less than three persons appointed from time to time by the Compensation Committee to serve at the pleasure of the Compensation Committee. Any member of the Committee may resign by delivering a written resignation to the Committee.
9.02    Duties of Committee. The members of the Committee shall elect a chairperson from their number and a secretary who may be, but need not be, one of the members of the Committee; shall appoint a Plan Administrator; may appoint from their number such subcommittees with such powers as they shall determine; may authorize one or more of their number or any agent to execute or deliver any instrument or make any payment on their behalf; may retain counsel, employ agents and provide for such clerical, accounting and consulting services as they may require in carrying out the provisions of the Plan; and may allocate among themselves or delegate to other persons all or such portion of their duties under the Plan, other than those granted to the Trustee under the Trust Agreement adopted for use in implementing the Plan, as they, in their sole discretion, shall decide.
The Committee shall have such duties and powers as may be necessary to discharge its duties hereunder, including, but not limited to, the duty and power to:

(a)	appoint or employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal and actuarial counsel;

(b)
allocate fiduciary responsibilities, other than trustee responsibilities as defined in Section 405(c)(3) of ERISA, to designated Fiduciaries. Each such allocation and designation shall be made in writing, must be accepted in writing by the designated person and may be canceled on reasonable notice;

(c)	hear and rule on appeals from Plan Participants;

(d)	prescribe procedures for the operation of the Plan; and

(e)	amend the Plan in accordance with Section 12.01 of the Plan.
Neither the Committee nor the Plan Administrator shall have the power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan.
9.03    Individual Accounts. The Committee shall maintain, or cause to be maintained, records showing the individual balance of each Participant’s Accounts. However, maintenance of those records and Accounts shall not require any segregation of the funds of the Plan.
9.04    Meetings. The Committee shall hold meetings upon such notice, at such place or places, and at such time or times as it may from time to time determine.
9.05    Action of Majority. Any act which the Plan authorizes or requires the Committee to do may be done by a majority of its members. The action of that majority expressed from time to time by a vote at a meeting or in writing without a meeting shall constitute the action of the Committee and shall have the same effect for all purposes as if assented to by all members of the Committee at the time in office.
9.06    Compensation. No member of the Committee shall receive any compensation from the Plan for services as such.
9.07    Establishment of Rules. Subject to the limitations of the Plan, the Committee from time to time shall establish rules for the administration of the Plan and the transaction of its business. The determination of the Committee as to any disputed question shall be conclusive.
9.08    Claims Procedure. Claims for benefits under the Plan are to be filed with the Plan Administrator on forms supplied by the Employer. Written notice of the disposition of a claim shall be furnished to the claimant within 90 days after the application is filed. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan’s claims review procedure.

9.09    Claims Review Procedure. Upon receipt by the Plan Administrator of a written claim for benefits, the Plan Administrator shall act thereon within a reasonable time. In the event that the Plan Administrator acts favorably on such claim, the Participant shall be so notified within a reasonable time thereafter. In the event that the Plan Administrator denies the claim in whole or in part, the Plan Administrator shall provide the Participant with written notice of the denial within 90 days after receipt of the claim, (The 90-day notice period shall, however, be extended for an additional 90 days if the Committee determines that such an extension of time is necessary to process the claim and so advises the claimant in writing within 90 days after receipt of the claim.) Such 90-day notice shall set forth (in a manner calculated to be understood by the recipient):

(a)	specific reason or reasons for the denial;

(b)	specific reference to pertinent Plan provisions on which the denial is based;

(c)	a description of any additional material or information necessary for the claimant to perfect his or her claim and an explanation of why such material or information is necessary; and

(d)	an explanation of the Plan’s claim review procedure.
If a Participant’s claim has been denied in whole or in part, the Participant shall be advised in writing that the Participant or the Participant’s duly authorized representative may request a review by the Committee upon written application to the Plan Administrator. The claimant or the claimant’s duly authorized representative shall request such review in writing not more than 90 days after receipt by the claimant of written notification of denial of a claim. As part of a timely request for review, the claimant may submit issues and comments in writing and may ask to review pertinent documents.
Any written application for review must be received by the Plan Administrator not later than 90 days after receipt of the notification of denial.
Upon receipt of a timely request for review, the Committee may hold a hearing or may appoint one or more of its members to hear the claimant’s request and inquire into the merits of the matter. Such member(s) shall meet promptly with the claimant and/or the claimant’s duly authorized representative and hear such arguments and/or examine such documents as the claimant or the claimant’s representative shall present. The member(s) shall then report their findings to the Committee orally or in writing.
A decision of the Committee on review of a claim shall be in writing and shall include specific reasons for the decision (written in a manner calculated to be understood by the claimant) and specific references to the pertinent Plan provisions on which the decision is based. The decision shall be made promptly and not later than 60 days after receipt of a request for review, unless special circumstances require an extension of time for processing. In such case, the claimant shall be so advised in writing prior to the expiration of the initial 60 day period and a decision shall be rendered as soon as possible, but not later than 120 days after receipt of a request for review.
9.10    Appointment of Plan Administrator. The Plan shall be administered by a Plan Administrator who shall be appointed by the Committee. The Plan Administrator shall serve a term of one year unless he or she resigns or is removed by the Committee for failure or inability to perform the duties of office in a workmanlike, efficient manner. The Plan Administrator shall have the duties specified for plan administrators in ERISA. Additionally, the Plan Administrator shall make determinations with respect to applications for hardship withdrawals pursuant to Section 7.05 of the Plan.
The Plan Administrator shall have the following additional duties and powers:

(a)	to review and approve hardship withdrawal requests with the input of the Company’s Legal Department;

(b)	to review and determine the qualification of domestic relations orders allocating Plan assets in divorce cases with the input of the Company’s Legal Department;

(c)
to construe and interpret the Plan, including the exercise of its discretionary authority, to decide all questions of eligibility and determine the amount, manner and time of payment of any benefits under the Plan;

(d)	to furnish all reports required by government agencies, Participants, Beneficiaries and the Company;

(e)	to order, receive and review financial information;

(f)	to decide all questions of eligibility and determine the amount, manner and time of payment of any benefits under the Plan;

(g)	to prescribe procedures to be followed by Participants, Surviving Spouses, Survivors and Beneficiaries for filing applications for benefits;

(h)	to prepare and distribute (in such manner as the Committee determines to be appropriate) information explaining the Plan;

(i)	to receive from the Employers and from Participants such information as shall be necessary for the proper administration of the Plan;

(j)	to furnish the Company, upon request, such reports with respect to the administration of the Plan as are reasonable and appropriate; and

(k)	to receive, review and keep on file (as it deems convenient or proper) reports of the financial condition, and the receipts and disbursements of the Trust Fund from the Trustee.
9.11    Prudent Conduct. The members of the Committee and the Plan Administrator shall use that degree of care, skill, prudence and diligence that a prudent person acting in a like capacity and familiar with such matters would use in his or her conduct of a similar situation.
9.12    Interpretation of Plan Provisions. The Committee and the Plan Administrator shall have the duty to construe and interpret the Plan, decide all questions of eligibility and determine the rights and benefits of Participants and of all other persons having or claiming an interest in the Plan, as well as the amount, manner and time of payment of any benefits hereunder, and shall have such powers as may be necessary to discharge such duty. Benefits under this Plan will be paid only if the Plan Administrator decides in its discretion that the applicant is entitled to them.
9.13    Final Determination Rests with Committee. Each ruling by the Committee on any matter within its authority, which is not inconsistent with the Plan or with applicable law or regulations, shall be final and binding on the Participant(s) and/or Beneficiary(ies) involved, on the Company and on all parties claiming any interest under the Plan, and such ruling may not be further contested.
9.14    Missing Recipients.     If the Participant or Beneficiary to whom benefits have been distributed cannot be located, the Committee will direct the Trustee to take the following actions:

(a)	If the check is returned from the United States Postal Service due to an invalid participant address and a forwarding address is provided by the United States

Postal Service, the Trustee will re-send the returned check. If the check is returned from the United States Postal Service due to an invalid participant address without a forwarding address provided by the United States Postal Service, the Trustee will conduct an address search through its participant search service and provide the found address to the Committee for verification. The Trustee will void the check and will await direction from the Committee on when to update the participant’s address and to reissue the check. Any assets attributable to such uncashed checks which have remained uncashed for 61 days after the check void date will be deposited into the Plan’s forfeiture account.

(b)
For uncashed benefit checks that have not been returned from the United States Postal Service, the Trustee will send two letters to the participant’s address of record on its recordkeeping system, notifying the participant of the outstanding benefit check. The letters will be mailed 90 days and 140 days following the check issuance date for any check greater than $1 that remains uncashed after 90 or 140 days. Any assets attributable to such checks which have remained uncashed for 181 days after the check void date will be deposited into the Plan’s forfeiture account.

The Committee shall direct that any such benefits shall applied to reduce Employer contributions to the Plan or pay administrative expenses; provided, however, that any such benefit shall be restored upon proper claim made by such Participant or Beneficiary pursuant to Section 6.06(b). In the event a proper claim is made, benefits under this Section shall be restored from forfeitures arising under Article VI and, if necessary, from additional Employer contributions made in order to restore such benefits.

ARTICLE X
MANAGEMENT OF FUNDS
10.01    Trust. All the funds of the Plan shall be held by one or more Trustees appointed from time to time by the Pension Investment Committee under a Trust Agreement adopted by the Pension Investment Committee for use in providing the benefits of the Plan and paying any expenses which are not paid directly by the Company. No Employer shall have any liability for the payment of benefits under the Plan or for the administration of the funds paid over to a Trustee.
10.02    Exclusive Benefit Rule. Except as otherwise provided in the Plan, no part of the corpus or income of the funds of the Plan shall be used for, or diverted to, purposes other than for the exclusive benefit of Participants and other persons entitled to benefits under the Plan. No person shall have any interest in or right to any part of the earnings of the funds of the Plan, or any right in, or to, any part of the assets held under the Plan, except as and to the extent expressly provided in the Plan.

ARTICLE XI
GENERAL PROVISIONS
11.01    Nonalienation.

(a)
Except to the extent required under Sections 401(a)(13)(B) and 414(p) of the Code with respect to Qualified Domestic Relations Orders, or to the extent otherwise required by any applicable law, no benefit under the Plan shall in any manner be anticipated, assigned or alienated, and any attempt to do so shall be void.

(b)
The Plan shall be administered in compliance with the provisions of the Code regarding Qualified Domestic Relations Orders (as defined in Section 414(p) of the Code). In this connection, the Committee shall adopt, or authorize the Plan Administrator to adopt, such rules and procedures as are appropriate to implement compliance with the Qualified Domestic Relations Order provision of the Code.

Notwithstanding any provision of the Plan to the contrary, effective as of the date that the Summary of Material Modification describing this change is distributed to Participants, any expense incurred on behalf of a Participant to review (including subsequently revised versions) a domestic relations order to determine whether it is a Qualified Domestic Relations Order (as defined in Section 414(p) of the Code) will be charged to the Participant’s vested account balance prior to the assignment of a portion of the Participant’s benefit to the alternate payee (as defined in Section 414(p) of the Code).
11.02    Conditions of Employment. The establishment of the Plan shall not confer any legal rights upon any Employee or other person for a continuation of employment, nor shall it interfere with the rights of the Employer to discharge any Employee and to treat such Employee without regard to the effect which that treatment might have upon him or her as a Participant of the Plan.
11.03    Facility of Payment. If the Committee shall find that a Participant or other person entitled to a benefit is unable to care for his or her affairs because of illness or accident or is a minor or has died without a surviving Spouse or a Beneficiary, the Committee may direct that any benefit due such individual, unless claim shall have been made for the benefit by a duly appointed legal representative, be paid to such individual’s Spouse (if any), a child, a parent or other blood relative, or to a person with whom such individual resides. Any payment so made shall be a complete discharge of the liabilities of the Plan for that benefit.
11.04    Correction of Benefit Payment and Recoupment of Overpayments.     If any benefit paid under the Plan to a Participant, Beneficiary or surviving Spouse should not have been paid, or was paid in an incorrect amount, any future benefit shall be adjusted to reflect the correct amount, if any, payable pursuant to the terms of the Plan. If the Plan has overpaid the Participant, Beneficiary or surviving Spouse, the Plan Administrator, in his or her discretion, shall determine the amount to deduct from the next succeeding benefit payment to recover the amount of any overpayment theretofore made and shall determine whether to pursue an action for recovery of any overpayment on behalf of the Plan.
11.05    Information. Each Participant or other person entitled to a benefit, before any benefit shall be payable to such individual or on such individual’s account under the Plan, shall file with the Committee the information that the Committee shall require to establish such person’s rights and benefits under the Plan.
11.06    Construction.

(a)
The Plan shall be construed, regulated and administered under ERISA and other applicable federal law, as in effect from time to time, and the laws of the State of New York, except where ERISA or other federal law controls.

(b)	The masculine pronoun shall mean the feminine wherever appropriate.

ARTICLE XII
AMENDMENT, MERGER AND TERMINATION
12.01    Amendment of Plan. The Compensation Committee has the right to modify, alter or amend the Plan or the Trust Agreement, from time to time, to any extent that it may deem advisable. Notwithstanding the foregoing, the ERISA Management Committee shall have the authority to amend the Plan and Trust Agreement, if such action is necessary or desirable and is (i) required by law to ensure the Plan’s and the Trust’s continued compliance with and qualification under Sections 401 and 501 of the Code and the applicable provisions of ERISA, or the appropriate provisions of any subsequent applicable laws; (ii) required to comply with the terms of a collective bargaining agreement; (iii) administrative in nature; or (iv) not projected to require an increase in costs to the Company in excess of $2.5 million per calendar year. No such amendment shall have the effect of vesting in any Employer the whole or any part of the principal or income of the Trust Fund or diverting any part of such principal or income to purposes other than for the exclusive benefit of the Participants, surviving Spouses and Beneficiaries at any time prior to the satisfaction of all the liabilities under the Plan with respect to such persons. No such amendment shall adversely affect the rights of such persons with respect to benefits previously accrued, except as may be necessary to ensure the Plan’s and the Trust Agreement’s continued compliance with and qualification under Sections 401 and 501 of the Code, the applicable provisions of ERISA, and the appropriate provisions of any subsequent laws. The Committee shall report annually on all Plan amendments to the Compensation Committee.
12.02    Merger or Consolidation. The Compensation Committee, or the ERISA Management Committee provided the projected costs to the Company do not exceed $2.5 million per calendar year, may authorize the merger, consolidation or transfer of assets and liabilities of the Plan in accordance with this Section 12.02. The Plan may not be merged or consolidated with, and its assets or liabilities may not be transferred to, any other plan unless each person entitled to benefits under the Plan would, if the resulting plan were then terminated, receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit such person would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated.

12.03    Additional Participating Employers.

(a)
If any company is or becomes a subsidiary of or associated with an Employer, the ERISA Management Committee may include the employees of that subsidiary or associated company in the membership of the Plan. In that event, or if any persons become Employees of an Employer as the result of merger or consolidation or as the result of acquisition of all or part of the assets or business of another company, the ERISA Management Committee shall determine to what extent, if any, previous service with the subsidiary, associated or other company shall be recognized under the Plan, but subject to the continued qualification of the trust for the Plan as tax-exempt under the Code.

(b)
Any Employer may terminate its participation in and withdraw from the Plan upon appropriate action by it which is agreed to by the Committee. In that event, the funds of the Plan held on account of Participants in the employ of that Employer, and any unpaid balances of the Accounts of all Participants who have separated from the employ of that Employer, shall be determined by the Committee. Those funds shall be distributed as provided in Section 12.04 of the Plan if the Plan should be terminated with respect to that Employer, or shall be segregated by the Trustee as a separate trust, pursuant to certification to the Trustee by the Committee, continuing the Plan as a separate plan for the employees of that Employer under which the board of directors of that Employer shall succeed to all the powers and duties of the Finance Committee or the Pension Investment Committee, as applicable, including the appointment of the members of the committee for such separate plan. Except as required by applicable law, the withdrawal of an Employer from the Plan shall not constitute a partial or complete termination of the Plan as thereafter in effect with respect to any other Employer.

12.04    Termination of Plan. The Compensation Committee, or the ERISA Management Committee provided the projected costs to the Company do not exceed $2.5 million per calendar year, may terminate the Plan or completely discontinue contributions under the Plan for any reason at any time. In the case of the termination or partial termination of the Plan, or of the complete discontinuance of employer contributions to the Plan, affected Participants shall be 100% vested in, and have a nonforfeitable right to, the total amount in all of their Accounts under the Plan as of the date of the termination or discontinuance. The total amount in each Participant’s Accounts shall be distributed, as the Committee shall direct, to each such Participant for his or her benefit or continued in trust for his or her benefit.
IN WITNESS WHEREOF, the ERISA Management Committee of the New York Times Company has caused this 2015 restatement of The New York Times Companies

Supplemental Retirement and Investment Plan to be executed by a duly authorized member as of this 13th day of November, 2015.

ERISA Management Committee
By: /s/ R. Anthony Benten

APPENDIX I
EFFECTIVE DATE AND SERVICE DATE PROVISIONS
The New York Times Affiliated Companies Supplemental Retirement and Investment Plan became effective on August 1, 1971, and was amended and restated effective January 1, 1976, July 1, 1986, and, following its merger with The New York Times Company Supplemental Retirement and Investment Plan, October 1, 1988.
The New York Times Company Supplemental Retirement and Investment Plan became effective October 1, 1968, was amended and restated effective January 1, 1976, and July 1, 1986, and was merged into and consolidated with The New York Times Affiliated Companies Supplemental Retirement and Investment Plan effective October 1, 1988.
The list that follows shows the initial date of the Company’s and each Affiliate’s participation in The New York Times Affiliated Companies Supplemental Retirement and Investment Plan or The New York Times Company Supplemental Retirement and Investment Plan, as applicable, as an Employer which shall, except to the extent otherwise noted below, be the earliest date from which Service counts for purposes of vesting and benefit accrual purposes under the merged Plan:

A.	The New York Times Affiliated Companies Supplemental Retirement and Investment Plan as in effect on September 30, 1988

Name of Employer	Effective Date of Participation in Plan as Employer	Earliest Date from which Credit is Given for Eligibility, Vesting or Benefit Accrual Purposes*	Latest Date through which Credit is Given for Vesting and Benefit Accrual Purposes (Divestiture Date)

The New York Times Media Co., Inc.	August 1, 1971	August 1, 1971	January 11, 1977 (or Employee’s date of termination, if later)
Cambridge Book Company	August 1, 1971	August 1, 1971	August 29, 1980 (or Employee’s date of termination, if later)

Name of Employer	Effective Date of Participation in Plan as Employer	Earliest Date from which Credit is Given for Eligibility, Vesting or Benefit Accrual Purposes*	Latest Date through which Credit is Given for Vesting and Benefit Accrual Purposes (Divestiture Date)
Modern Medicine Publications	August 1, 1971	August 1, 1971	July 1, 1975 (or Employee’s date of termination, if later)
The Family Circle, Inc.	August 1, 1971	August 1, 1971	July 26, 1994
Lakeland Ledger Publishing Corporation	August 1, 1971	August 1, 1971
Ocala Star Banner Corporation	August 1, 1971	August 1, 1971
Gainesville Sun Publishing Company	August 1, 1971	August 1, 1971
New York Times Broadcasting Service, Inc.	October 15, 1971 May 1, 1980	November 1, 1971 May 1, 1980
(WREG-TV) (WHNT-TV)
The Leesburg Daily Commercial, Inc.	December 1, 1971	December 1, 1971
The Palatka Daily News, Inc.	December 1, 1971	December 1, 1971
Marco Island Eagle	January 1, 1973	January 1, 1973
Sebring News-Sun, Inc. (successor to Avon Park Sun, Inc. and The Sebring News, Inc.)	January 1, 1972	January 1, 1972
Fernandina Beach News-Leader, Inc.	January 1, 1972	January 1, 1972
The Lake City Reporter, Inc.	January 1, 1972	January 1, 1972
The Dispatch Publishing Company, Inc. (Lexington)	November 1, 1973	November 1, 1973
Hendersonville Newspaper Corporation (successor to The Times News Printing Company, Inc.)	July 1, 1974	July 1, 1974
Electronic Publishing Inc.	July 1, 1978	July 1, 1978

Name of Employer	Effective Date of Participation in Plan as Employer	Earliest Date from which Credit is Given for Eligibility, Vesting or Benefit Accrual Purposes*	Latest Date through which Credit is Given for Vesting and Benefit Accrual Purposes (Divestiture Date)
The Times Southwest Broadcasting, Inc. (KFSM-TV)	October 1, 1979	October 1, 1979
Comet-Press Newspapers, Inc.	December 1, 1980	December 1, 1980
The Houma Courier Newspaper Corporation	December 1, 1980	December 1, 1980
NYT Cable TV	April 1, 1981	April 1, 1981
Wilmington Star-News, Inc. (successor to Star-News Newspaper Company)	January 1, 1982	January 1, 1982
Times Daily, Inc.	October 24, 1983	December 1, 1982
NYTRNG, Inc.	May 13, 1983	May 1, 1971
TSP Newspapers, Inc.	December 1, 1982	December 1, 1982
Sarasota Herald-Tribune (division of The New York Times Company)	January 1, 1984	December 1, 1982
Cruising World Publications, Inc.	August 1, 1984	August 1, 1984
Spartanburg Herald-Journal (division of The New York Times Company)	June 1, 1985	June 1, 19851
The Tuscaloosa News (division of The New York Times Company)	June 1, 1985	June 1, 1985[1]
The Gadsden Times (division of The New York Times Company)[2]	June 1, 1985	June 1, 1985[1]

*Later of Employee's Date of Participation or Date shown below:
1 In the case of employees of these Affiliates, Service for the purposes of determining eligibility for membership in the Plan under Article IV shall include continuous employment prior to the initial date of such Affiliate's participation in the Plan as an Employer.

Name of Employer	Effective Date of Participation in Plan as Employer	Earliest Date from which Credit is Given for Eligibility, Vesting or Benefit Accrual Purposes*	Latest Date through which Credit is Given for Vesting and Benefit Accrual Purposes (Divestiture Date)
Santa Barbara News-Press (division of The New York Times Company)[3]	October 1, 1985	October 1, 1985 (October 1, 1984 for eligibility)
WQAD-TV	November 1, 1985	November 1, 1985 (November 1, 1984 for eligibility)
The Press-Democrat (Santa Rosa) (division of The New York Times Company)[4]	January 1, 1986	January 1, 1986 (January 1, 1985 for eligibility)
WNEP-TV	January 1, 1986	January 1, 1986 (January 1, 1985 for eligibility)
The News Company	October 1, 1987	October 1, 1987 (October 1, 1986 for eligibility)
Santa Barbara News-Press (division of The New York Times Company)[5]	October 1, 1985	June 1, 1988 for eligibility and accrual purposes; October 1, 1985, for vesting purposes
Sailing World	December 1, 1988	December 1, 1989 (December 1, 1988 for eligibility)`
McCall’s	August 1, 1989	August 1, 1989 (August 1, 1988 for eligibility)	June 26, 1994

[2] Except those employees of the Gadsden Times who are covered by a collective bargaining agreement.
[3] Except those employees of the Santa Barbara News-Press who are covered by a collective bargaining agreement.
[4] Except those employees of the Press-Democrat who are covered by a collective bargaining agreement.
[5] For employees who were members of decertified Local.

B.	The New York Times Company Supplemental Retirement and Investment Plan,
as in effect on September 30, 1988
1.    Excluded Staff Only:

Name of Employer	Effective Date of Participation in Plan as Employer	Earliest Date from which Credit is Given for Eligibility, Vesting or Benefit Accrual Purposes*	Latest Date through which Credit is Given for Vesting and Benefit Accrual Purposes (Divestiture Date)

The New York Times Company	October 1, 1968	Employee’s Date of Participation
The New York Times Sales, Inc.	October 1, 1968	Employee’s Date of Participation
Interstate Broadcasting Company, Inc. (WQXR)	October 1, 1968	Employee’s Date of Participation

2. All Employees: (Later of Employee’s Date of Participation or date shown below:)

Microfilming Corporation of America, Information Bank	October 1, 1968	June 1967	April 5, 1983
Golf Digest, Inc.	March 1969	March 1969
Tennis Features, Inc.	March 1969	March 1969
The New York Times Book Company, Inc. (formerly Quadrangle/The New York Times Book Company, Inc.)	January 1, 1983	March 1969	November 30, 1984
Teaching Resources Corporation	October 1, 1968	December 1966	December 29, 1983
Educational Enrichment Materials (formerly Teaching Resources Films Division)	July 1970	July 1970	January 18, 1983
Arno Press, Inc.	December 1968	December 1968	July 21, 1982
The New York Times Company Foundation, Inc.	January 1, 1978	October 1, 1968

Name of Employer	Effective Date of Participation in Plan as Employer	Earliest Date from which Credit is Given for Eligibility, Vesting or Benefit Accrual Purposes*	Latest Date through which Credit is Given for Vesting and Benefit Accrual Purposes (Divestiture Date)
The New York Times Music Corporation	September 1973	September 1973	January 1, 1977
The New York Times Syndication Sales Corporation (except temporary employees of the Electronic Publishing Division as of January 1, 1984)	March 1976	March 1976
Times On-Line Services, Inc. (formerly The New York Times Information Services, Inc.)	February 1, 1983	July 1975
The New York Times Distribution Corp.	August 1, 1982	August 1, 1982

3. Non-represented Small Craft Employees of:

The New York Times	April 1, 1982	April 1, 1982

C.	The New York Times Companies Supplemental Retirement and Investment Plan,
as in effect on January 1, 1991

Name of Employer	Effective Date of Participation in Plan as Employer	Date from which Credit is Given for Eligibility	Date from which Credit is Given for Vesting or Benefit Accrual Purposes

The Gadsden Times (Division of The New York Times Company)[6]	March 1, 1991	March 1, 1990	March 1, 1991 (benefit accrual) June 1, 1985 (vesting)
The Gadsden Times (Division of The New York Times Company)[7]	March 1, 1991	March 1, 1990	May 1, 1991 (benefit accrual) June 1, 1985 (vesting)
The Press-Democrat (Santa Rosa) (Division of The New York Times Company)[8]	April 1, 1991	April 1, 1990	April 1, 1991 (benefit accrual) January 1, 1986 (vesting)
The Santa Barbara News-Press (Division of The New York Times Company)[9]	October 1, 1992	October 1, 1991	October 1, 1992 (Benefit accrual) October 1, 1985 (vesting)
City and Suburban Delivery Service (Division of The New York Times Company)[10]	August 1, 1992	August 1, 1991	August 1, 1992

[6] For employees who were members of the Printing, Publishing and Media Workers Sector, CWA Gadsden Local 874 on February 28, 1991.
[7] For Employees who were members of the Graphic Communications International Union, Local 55 on April 23, 1991.
[8] For employees who were members of the Northern California Mailers Union, Local 15, International Brotherhood of Teamsters on February 6, 1991.
[9] For employees who were members of the Los Angeles Newspaper Guild, Local Union No. 69 at Santa Barbara on September 10, 1992.
[10] For eligible individuals who were employees of City and Suburban Delivery Services on June 29, 1992.

D.	The New York Times Companies Supplemental Retirement and Investment Plan,
as in effect on January 1, 1997

Name of Employer	Effective Date of Participation in Plan as Employer	Date from which Credit is Given for Eligibility	Date from which Credit is Given for Vesting or Benefit Accrual Purposes
WHO-TV and KFOR-TV	January 1, 2000	Date of Hire	Date of Hire
Worcester Telegram & Gazette	January 7, 2000	Date of Hire with Worcester	Date of Hire with Worcester
Globe Newspaper Company	April 1, 2000	Date of Hire	Date of Hire
International Media Concepts, Inc.	April 1, 2000	Date of Hire	Date of Hire
NYT TV	July 1, 2002	Date of Hire	Date of Hire
Baseline Acquisitions Corp.*	N/A	Date of Hire	Date of Hire
Baseline, Inc.*	October 1, 2006	Date of Hire	Date of Hire
Screenline Film-und Medieninformations GmbH	N/A	Date of Hire	Date of Hire
Studio Systems, Inc.*	N/A	Date of Hire	Date of Hire
About.com	March 18, 2005	Date of Hire	Date of Hire
ConsumerSearch, Inc.	May 5, 2007	Date of Hire	Date of Hire
The International Herald Tribune U.S. Inc.**	N/A	Date of Hire	Date of Hire

*     Includes any predecessor entity, but only to the extent that service with such predecessor entity was recognized for purposes of eligibility and vesting under the employee pension benefit plan of Baseline Acquisitions Corp. as in effect on August 24, 2006.

**     Includes any predecessor entity, but only to the extent that service with such predecessor entity was recognized for purposes of eligibility and vesting under The Savings Plan for Employees of International Herald Tribune U.S. Inc. as in effect on January 30, 2008.

E.	The New York Times Companies Supplemental Retirement and Investment Plan,
as in effect on January 1, 2009

Name of Employer	Effective Date of Participation in Plan as Employer	Date from which Credit is Given for Eligibility	Date from which Credit is Given for Vesting or Benefit Accrual Purposes
International Herald Tribune LTD (U.K.)	May 1, 2010	Date of Hire

APPENDIX II
PRESERVED VESTING SCHEDULES FOR TRANSFERRED EMPLOYEES
Transferred FIRST Participants:
Transferred FIRST Participants shall be 100% vested in, and have a nonforfeitable right to, the Employer Matching Account upon attainment of age 55 and shall be vested in, and have a nonforfeitable right to, a percentage of the Employer Matching Account determined in accordance with the following schedule:

Years of Vesting Service	Vested Percentage Of Employer Matching Account
Upon completing 1 Year of Vesting Service	25%
Upon completing 2 Years of Vesting Service	75%
Upon completing 3 Year of Vesting Service	100%
Transferred IMC Participants:
Transferred IMC Participants shall be 100% vested in, and have a nonforfeitable right to, the Employer Matching Account upon attainment of age 55 and completion of five (5) Years of Vesting Service.
Transferred Worcester Participants:
Transferred Worcester Participants shall at all times be 100% vested in, and have a nonforfeitable right to, the Employer Matching Account attributable to the transferred account from the Chronicle Plan.
Transferred Affiliated Companies Plan Participants:
Transferred Affiliated Companies Plan Participants whose account balances under the Affiliated Companies Plan were transferred to this Plan, and who had at least three (3) Years of Vesting Service under the Affiliated Companies Plan, shall be 100% vested in, and have a nonforfeitable right to, the Employer Matching Account. All service credited under the Affiliated Companies Plan shall be recognized as Vesting Service under this Plan
Transferred MUST Participants:
All service credited under the MUST Plan shall be recognized as Vesting Service under this Plan.
Transferred IHT Participants:
Prior to January 31, 2008, the effective date of the merger of the IHT Plan into this Plan, all service credited under the IHT Plan shall be recognized as Vesting Service under this Plan.